                                                                    EXHIBIT 4.4

                   SENIOR BORROWING BASE REVOLVING LINE OF CREDIT AGREEMENT
                          Dated as of November 10, 2000


        THE GENESEE COMPANY, a Colorado corporation, and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent and Lead Arranger for the Banks that are parties to this Agreement for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

        1. Definitions. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: the terms defined in this Section have the meanings assigned to them in this Section, and include the plural as well as the singular; all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; all terms not otherwise defined herein have the meanings assigned to them in the UCC; and if a term has a meaning assigned to it in accordance with GAAP and in the UCC, the UCC definition shall apply.

                a. "Accrual Date" shall have the meaning set forth in SECTION 6(B) below.

                b. "Advance" shall mean an advance to Borrower by Lender under the Revolving Line of Credit at the Interest Rate as provided herein.

                c. "Advance Rate" shall mean the Advance Rates established below, by property type, based upon the following Gross Margins (as defined herein) established by the lesser of: (i) Borrower's immediately preceding quarterly consolidated financial statements; or (ii) Borrower's consolidated financial statements for the trailing twelve
        (12) months:

---------------------------------------------------------------------------------------
                                            ADVANCE RATES
---------------------------------------------------------------------------------------
PROPERTY TYPE       GROSS MARGIN 17%      GROSS MARGIN LESS      GROSS MARGIN LESS THAN
                       AND HIGHER        THAN 17% BUT 13% OR     13% BUT 10% OR GREATER
                                               GREATER
---------------------------------------------------------------------------------------
Pre-Sold                   95%                   90%                      85%
---------------------------------------------------------------------------------------
Specs                      90%                   85%                      80%
---------------------------------------------------------------------------------------
Models                     90%                   85%                      80%
---------------------------------------------------------------------------------------
Finished Lots              75%                   70%                      65%
---------------------------------------------------------------------------------------

Advance Rates are also subject to compliance with all financial covenants contained in Section 14 of this Agreement.

                d. "Affiliate" shall mean any Person controlling, controlled by, or under common control with another Person, including without limitation, any Subsidiary of such Person. For purposes of this definition, "control", when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                e. "Agent" shall mean and refer to KeyBank National Association in its capacity as agent and "Lead Arranger" and any successor Agent appointed hereunder.

                f. "Agreement" shall mean this Borrowing Base Revolving Line of Credit Agreement, and all amendments, modifications, replacements, and substitutions thereto.

                g. "Anniversary Date" shall have the meaning set forth in
        SECTION 2 below.

                h. "Annual Review" shall have the meaning set forth in SECTION 2 below.

                i. "Applicable Law" shall mean all applicable provisions of all constitutions, statutes, rules, regulations, and orders of any governmental authorities; all orders, decisions, and decrees of any judicial authorities; and all authorizations, consents, permits, approvals, and licenses issued by any governmental or quasi-governmental authority.

                j. "Approved Filing" shall mean a residential subdivision Filing located in Arizona or Colorado, and owned or optioned in whole or in part by Borrower, in which Borrower intends to actively and continuously conduct the construction and marketing of single family residential properties for sale to individual purchasers and which has been approved by Lenders in their sole discretion (which shall not be unreasonably withheld) for purposes of including Pre-Sold Units, Spec Units, Model Units and Finished Lots in the Borrowing Base.

                k. "Architect" shall mean any Person that acts as the architect for the construction of the Improvements.


                l. "Assignment of Plans and Specifications" shall mean the Assignment of Plans and Specifications, Architect's and Engineer's Agreements, and Construction Contracts executed by Borrower as security for the Revolving Line of Credit, as evidenced by the Promissory Note.

                m. "Banking Day" shall mean a day other than a Saturday or Sunday on which banks are generally open for business in Denver, Colorado.

                n. "Banks" shall mean and refer to a syndicate of banks acceptable to Borrower and Agent, including Agent, who are parties to and who shall fund this Facility.

                o. "Borrower" shall mean THE GENESEE COMPANY, a Colorado corporation.

                p. "Borrowing Base" shall mean Borrower's ability to obtain Advances under the Loan Documents during the Term of the Facility (availability) subject to the limitations of Section 10(b), (c) and (d) hereof based upon the lesser of:

                i. the Maximum Facility Amount, minus all outstanding Advances to Borrower; or

                ii. the sum of the aggregate of Borrower's unit costs for the Eligible Pre- sold, Spec and Model Units multiplied by the applicable Advance Rate for each property type; plus the aggregate of Borrower's Lot Costs for Eligible Finished Lots multiplied by the applicable Advance Rate for Finished Lots.

                q. "Borrowing Base Certificate" shall mean the certificate in the form of EXHIBIT A attached hereto and incorporated herein by this reference.

                r. "Borrowing Base Collateral" shall mean, individually or collectively, those parcels of real property owned by Borrower and pledged to Lender hereunder as of the Closing Date of the Facility (including, without limitation, any Improvements thereon and personal property associated therewith) described on EXHIBIT B, plus additional parcels of real property owned by Borrower and mortgaged to Lender after the date hereof, provided all of such real property consists of Finished Lots or Units (a) located within an Approved Filing, (b) against which Lender has a perfected first mortgage lien, and (c) for which all the requirements set forth in this Agreement for becoming Borrowing Base Collateral have been satisfied and which have not under the terms of this Agreement ceased to be Borrowing Base Collateral. In the event any Finished Lot or Unit or Approved Filing becomes the subject of any action by any governmental authority which adversely affects the timely substantial completion of the construction of Improvements, or use or occupation of such Improvements, or prevents the intended use of such Improvements, such Finished Lot, Unit or Approved Filing shall not qualify as Borrowing Base Collateral.

                s. "Builder" shall mean any Person that acts as a general contractor for the construction of the Improvements.

                t. "Capitalized Lease Obligation" shall mean the amount of the obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP.

                u. "Carve-Out Loans" shall mean and refer to individual Carve-Out Loans in the form of revolving lines of credit limited to Thirteen Million and no/100 Dollars ($13,000,000.00) in the aggregate made to Subsidiary Borrowers under the Revolving Line of Credit as provided in Section 4 hereof.

                v. "Change" shall mean any change after the date hereof in the Risk-Based Capital Guidelines or any adoption of or change in any other law or governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date hereof which affects the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender.

                w. "Closing Date" shall mean the date of this Agreement.

                x. "Collateral" shall mean the Property and all assets of Borrower, including, by way of example and not limitation, the following types or items of property which are used by Borrower or associated with the Property, whether now owned or hereafter acquired and wheresoever located, all products and proceeds thereof, all accessions and attachments thereto, and all other collateral of any type that may now or hereafter be provided to Lender to secure the Obligations or any part thereof:

                        i. The Property.

                        ii. All easements and rights-of-way and rights to the
                same belonging or in any way appertaining to the Property.

                        iii. All minerals and mineral rights, including oil,
                gas, gravel, and other minerals, lying in, on, or under the surface of the Property.0000000

                        iv. All water and water rights and all ditches and ditch
                rights related or appurtenant to the Property and all water and sewer taps belonging to or in any way related to or appurtenant to the Property.

                        v. All strips and gores of land lying between the
                Property and streets, roads, highways, or alleys, open or proposed.

                        vi. All estates, rights, titles, interests, privileges,
                tenements, hereditaments, and appurtenances of any nature whatsoever, in any way belonging, relating, or pertaining to the Property.

                        vii. The reversion or reversions, remainder and
                remainders, rents, issues, and profits in any way belonging, relating, or pertaining to the Property.

                        viii. All improvements presently located or subsequently
                constructed on the Property.

                        ix. All machinery, apparatus, fixtures, and other
                property of every kind and nature now or hereafter located upon the Property and usable in connection with the present or future operation of the Property. Borrower shall have the right to replace any fixtures or other personal property with comparable fixtures or equipment, provided that the Deed of Trust shall extend to and represent a lien against all such replacement items.

                        x. All deposits, funds, accounts, utility supply
                contracts, contract rights, instruments, documents, marketing and sales brochures, general intangibles (including trademarks, trade names, and symbols used in connection therewith), and notes or chattel paper arising from or by virtue of any transaction related to the Property or the use thereof and the right to receive and apply the deposits, funds, accounts, notes, chattel paper, contract rights, instruments, documents, and general intangibles to the payment of the Revolving Line of Credit.

                        xi. All permits, licenses, franchises, certificates, and
                other rights and privileges obtained in connection with the Property or the use thereof.

                        xii. All contracts for the sale of all or any portion of
                the Property, the proceeds therefrom, and all earnest money deposits pertaining thereto, and all proceeds arising from or by virtue of the rental or other disposition of all or any of the Property and the right to receive and apply all of said proceeds to the payment of the Revolving Line of Credit.

                        xiii. All awards or payments, including interest
                thereon, and the right to receive and apply the same to the payment of the Revolving Line of Credit, which may be made with respect to the Property, whether from the exercise of the right of eminent domain (including any transfer made in lieu of the exercise of said right) or for any other injury to or decrease in the value of the Property.

                        xiv. All leases, sales contracts, and other agreements
                affecting the sale, use, or occupancy of the Property now or hereafter entered into, and the right to receive and apply the rents, issues, and profits of the Property to the payment of the Revolving Line of Credit.

                        xv. Any insurance policies required to be maintained
                hereunder and all proceeds of and any unearned premiums on any insurance policies required to be maintained hereunder or otherwise covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof for damage to the Property to the payment of the Revolving Line of Credit.

                        xvi. The right, in the name and on behalf of Borrower
                (but without prejudice to the right of Borrower to same), to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property.

                        xvii. All rents, issues, and profits in any way
                belonging, relating, or pertaining to the Property.

                        xviii. All plans, specifications, and drawings for the
                construction of improvements on the Property, whether presently existing or subsequently prepared.

                        xix. All other interests of every kind and character
                which Borrower now has or at any time thereafter acquires in and to the real and personal property described herein and all property which is used or useful in connection therewith, including, but not limited to, rights of ingress or egress and all reversionary rights or interests of Borrower therein.

                        xx. All agreements between Borrower and any Builder or
                between Borrower and any other person or entity approved by Lender for work to be performed or materials to be delivered in connection with the construction of the Improvements.

                        xxi. All contracts and agreements between Borrower and
                any Architect for the design of any Improvements on the Property.

                        xxii. All other agreements and contracts including but
                not limited to land option deposits between Borrower and other persons and entities pertaining to the Property.

                y. "Cost of Goods Sold" shall mean and refer to land and land development costs, direct and certain indirect construction costs, capitalized interest during the period of development through the completion of construction, real estate taxes and related improvements. Direct construction costs include permits, labor, subcontractors, material costs, other unit-specific construction costs, and interim financing costs excluding commissions. Indirect construction costs include: jobsite and non-unit specific construction costs, including job supervision, estimating, purchasing and design personnel, warranty costs, construction vehicles, tools and any other indirect costs.

                z. "Debt" shall mean with respect to a Person, without duplication: (i) all items which constitute liabilities on the liability side of a balance sheet of such Person as of the applicable date of determination, including, without limitation, Capitalized Lease Obligations; and (ii) all obligations of other Persons which such Person has guaranteed.

                aa. "Debt to Tangible Net Worth Ratio" shall mean the ratio determined by comparing Borrower's Debt to Borrower's Tangible Net Worth on the applicable date of determination.

                bb. "Deeds of Trust" shall mean the Deeds of Trust to be executed by Borrower as security for the Revolving Line of Credit, as evidenced by the Promissory Notes. The Deeds of Trust shall be and at all times during the term of the Revolving Line of Credit remain a first priority lien against the Collateral encumbered thereby subject only to the Permitted Encumbrances.

                cc. "Default" shall mean an event that, with giving of notice, passage of time, or both, would constitute an Event of Default.

                dd. "Default Rate" shall mean at any time the lesser of (i) three percent (3.0%) over the highest non-default Interest Rate, which Default Rate shall change when and as the Interest Rate changes or (ii) the highest non-usurious interest rate permitted by applicable law.

                ee. "Dollars" or the sign "$" shall mean lawful money of the United States of America.

                ff. "Eligible Finished Lots" shall mean all Finished Lots of Borrower except the following:

                        i. Finished Lots held in Borrower's inventory for more than eighteen (18) months.

                        ii. Finished Lots that are not located in an Approved Filing.

                        iii. Finished Lots that are not subject to a first priority lien and security interest in favor of Lender subject only to the Permitted Encumbrances.

                gg. "Eligible Model Units" shall mean all Model Units of Borrower except the following:

                        i. Model Units held in Borrower's inventory for more than twenty-four (24) months.

                        ii. Model Units that are not located in an Approved Filing.

                        iii. Model Units that are not subject to a first priority lien and security interest in favor of Lender subject only to the Permitted Encumbrances.

                hh. "Eligible Pre-Sold Units" shall mean all Pre-Sold Units of Borrower except the following:

                        i. Pre-Sold Units held in Borrower's inventory for more than twelve (12) months.

                        ii. Pre-Sold Units that are not located in an Approved Filing.

                        iii. Pre-Sold Units that are not subject to a first priority lien and security interest in favor of Lender subject only to the Permitted Encumbrances.

                ii. "Eligible Spec Units" shall mean all Spec Units of Borrower except the following:

                        i. Spec Units held in Borrower's inventory for more than eighteen (18) months.

                        ii.     Spec Units that are not located in an Approved
                                Filing.

                        iii. Spec Units that are not subject to a first priority lien and security interest in favor of Lender subject only to the Permitted Encumbrances.

                jj. "Engineer" shall mean any Person approved by Lender that acts as an engineer for Borrower.

                kk. "Equity Investment" shall mean the amount of capital investment by Fortress in Borrower from time to time, as shown on Borrower's books and records and in the financial statements delivered to Lender.

                ll. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, and all amendments, modifications, replacements, and substitutions thereto.

                mm. "ERISA Affiliate" shall mean Borrower and each person under common control with Borrower or otherwise treated as a single employer under IRC Section 414.

                nn. "Event of Default" has the meaning specified in SECTION 16 below.

                oo. "Facility" shall mean and refer to the Revolving Line of Credit provided to Borrower by Lenders pursuant to this Agreement and the Loan Documents.

                pp. "Filing" shall mean any lot or lots platted together under a single filing number, which plat has received final subdivision approval under the Applicable Laws of the governing jurisdiction as evidenced by recordation of the final approved plat for the subdivision filing with all applicable governmental authorities.

                qq. "Final Term" shall have the meaning set forth in SECTION 2 below.

                rr. "Finished Lot" shall mean a platted and developed lot located within a Filing, upon which development of infrastructure has been completed which infrastructure shall include but not be limited to
        (i) paved road access, (ii) water, sewer, and other utility services (except telephone service which shall be available upon substantial completion of the Unit) available at the lot line, (iii) curbs and gutters, and (iv) sidewalks if required in connection with site development. Once a Finished Lot becomes a Unit, such Finished Lot shall no longer be considered a Finished Lot for the purposes of this Agreement.

                ss. "Fortress" shall mean THE FORTRESS GROUP, INC., a Delaware corporation, its successors and assigns.

                tt. "GAAP" shall mean generally accepted accounting principles in effect in the United States of America, applied on a consistent basis.

                uu. "Genesee" shall mean THE GENESEE COMPANY, a Colorado corporation (Tax Identification Number 841166364), its permitted successors and assigns.

                vv. "Gross Margin" shall mean and refer to Borrower's consolidated Gross Profit divided by Borrower's consolidated Total Revenue.

                ww. "Gross Profit" shall mean and refer to Borrower's consolidated Total Revenue less Cost of Goods Sold.

                xx. "Improvements" shall mean the improvements constructed or to be constructed on the Property.

                yy. "Indemnified Liabilities" shall have the meaning set forth in SECTION 19 below.

                zz. "Indemnitees" shall have the meaning set forth in SECTION 19 below.

                aaa. "Insurer" shall mean Land Title Guarantee Company as to the Colorado property, and Fidelity National Title Insurance Company as to the Arizona property.

                bbb. "Interest Rate" shall mean the KeyBank Prime Rate as it is defined herein.

                ccc. "Inventory Auditor" shall mean RE-TECH, Inc.

                ddd. "IRC" shall mean the United States Internal Revenue Code of 1986, and all amendments, modifications, replacements, and substitutions thereto.

                eee. "KeyBank Prime Rate" shall mean the higher of the rate of interest determined and publicly announced by Agent from time to time at its principal office as its "prime rate" or the federal funds effective rate, plus one-half of one percent (.50%). The Prime Rate is not necessarily the lowest rate charged by Agent on its loans; may or may not be the best or most favorable interest rate charged by Agent for commercial or other loans; and is set by Agent in its sole discretion. If Agent shall cease to determine and announce a Prime Rate during the term hereof, Agent may designate a substitute prime rate announced or quoted by another bank of its choosing after notifying Borrower. Agent will advise Borrower of the current Prime Rate upon Borrower's request.

                fff. "Key Capital" shall mean KEY CAPITAL MARKETS, INC., its successors and assigns.

                ggg. "Lenders" shall mean KEYBANK NATIONAL ASSOCIATION, a national banking association, and the Banks.

                hhh. "Loan Documents" shall mean the Commitment, this Agreement, the Revolving Notes, any other promissory notes, deeds of trust, mortgages, pledge or security agreements, guaranties, and other loan documents related to or given in connection with the transactions contemplated herein, and all amendments, modifications, replacements, and substitutions thereto.

                iii. "Loan Fees and Costs" shall mean all loan fees to be paid by Borrower to Lenders pursuant to the terms of the Commitment and this Agreement, together with all reasonable and necessary costs and expenses paid to third parties by Lenders in connection with the Revolving Line of Credit, which shall be reimbursed to Lender by Borrower, including, by example and not limitation, surveys of the Property and title insurance policies insuring title to the Property; inspection fees; and all attorney's fees incurred by Lender arising out of, as a result of, or in connection with the Revolving Line of Credit.


                jjj. "Lot Cost" shall mean the Dollars actually expended by Borrower for the hard costs necessary to acquire a Finished Lot. The Dollars expended by Borrower for sales commissions shall not be included in the determination of the Lot Cost for any Lot.

                kkk. "Maintenance Agreement" shall mean and refer to the Maintenance and Subordination Agreement between The Fortress Group, Inc. and Agent pertaining to maintenance of Borrower's net worth, prohibition on Loans to Borrower and other matters as reflected therein.

                lll. "Master Budgets" shall mean the master budgets for each Filing and each Finished Lot and Unit therein prepared by Borrower and acceptable to Lenders in their sole discretion, and all amendments, modifications, replacements, and substitutions thereto.

                mmm. "Maturity Date" shall mean February 1, 2002.

                nnn. "Maximum Facility Amount" shall mean Fifty Million and No/100 Dollars ($50,000,000.00).

                ooo. "Model Unit" shall mean a Unit that (a) is not subject to a Sale Contract, (b) has been or is being constructed as a model for display to and inspection by potential purchasers of other Units in the Filing, and (c) incorporates typical construction and features of the other Units.

                ppp. "Net Worth" shall mean Borrower's net worth as determined in accordance with GAAP. Notwithstanding the foregoing, the term "Net Worth" shall include, without duplication, the Restricted Equity Investment to the extent the Restricted Equity Investment has been subordinated to the Revolving Line of Credit and shall not include any notes or accounts receivable owing to Borrower from Fortress, any shareholder, officer, director, Affiliate, or Subsidiary of Borrower, Fortress, or any other Person related to Borrower or Fortress. Loans to Fortress from Borrower shall be debited against Borrower's Net Worth.

                qqq. "Obligations" shall mean each and every debt, liability, and obligation of every type and description which Borrower may now or at any time hereafter owe to Lenders, whether such debt, liability, or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving Lenders alone or in a transaction involving other creditors of Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several, or joint and several, and including, but not limited to, all indebtedness of Borrower arising under this Agreement, the Revolving Note, or any other loan or credit agreement or guaranty between Borrower and Lenders, whether now in effect or hereafter executed.

                rrr. "Outstanding Principal Balance" shall mean the aggregate principal amount outstanding under the Revolving Line of Credit.

                sss. "PBCG" shall mean the Pension Benefit Guaranty Corporation, and any successor thereof.

                ttt. "Permitted Encumbrances" shall mean the liens, security interests, and encumbrances against the Collateral that have been disclosed on the Commitment for title insurance to the Collateral, or otherwise agreed to in writing by Lender.

                uuu. "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, or governmental or quasi-governmental authority or any agency or political subdivision thereof.

                vvv. "Plan" shall mean an employee benefit plan or other plan maintained for employees of Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

                www. "Plans and Specifications" shall mean the plans and specifications for construction of the Improvements.

                xxx. "Pre-Sold Unit" shall mean a Unit that is subject to a Sale Contract and does not constitute a Spec Unit.

                yyy. "Property" shall mean the real property owned by Borrower located in Arizona and Colorado, more particularly described on EXHIBIT B attached hereto and incorporated herein by this reference and all other real property of Borrower, whether now owned or hereafter acquired, that is pledged to Lender as collateral for the Revolving Line of Credit, including, without limitation real property acquired by Borrower using Advances.

                zzz. "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, all amendments, modifications, replacements, and substitutions thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

                aaaa. "Regulatory Change" shall mean (i) the enactment after the date hereof of any new Applicable Law, (ii) the enactment or other effectuation of any change in any existing

        Applicable Law, (iii) the adoption after such date of any new, or the adoption or other effectuation of any change in any existing, interpretation, directive, or request (whether or not having the force of law), or (iv) any change in the administration or enforcement of any Applicable Law, provided however, a general increase in the tax rate applicable to taxable income earned by Lender shall not constitute a Regulatory Change.

                bbbb. "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

                cccc. "Restricted Equity Investment" shall mean the amount of Equity Investment which is necessary, when added to Borrower's Tangible Net Worth, to avoid a breach of Borrower's Debt to Tangible Net Worth Ratio or Net Worth requirements set forth in this Agreement.

                dddd. "Revolving Line of Credit" shall mean the revolving line of credit in the maximum aggregate principal amount of the Maximum Loan Amount being made available to Borrower by Lenders pursuant to the Commitment and this Agreement.

                eeee. "Revolving Notes" shall mean the master Revolving Promissory Notes to Lenders evidencing their respective interests in this Facility in the aggregate principal amount of Fifty Million and no/100 Dollars ($50,000,000.00) in the form of EXHIBIT C attached hereto and incorporated herein by this reference, and all amendments, modifications, replacements, and substitutions thereto.

                ffff. "Risk-Based Capital Guidelines" shall mean the risk-based capital guidelines in effect in the United States on the date hereof, including transition rules, and the corresponding capital regulations promulgated by regulatory authorities outside the United States of America, including transition rules, in effect on the date hereof.

                gggg. "Sale Contract" shall mean a binding, written, bona fide contract for the construction and sale of a completed Unit that (i) has been fully executed by Borrower and an unaffiliated purchaser on terms conforming to Borrower's ordinary practices in the sale of such Units,
        (ii) provides for an earnest money deposit, (iii) provides for a closing within twelve (12) months from the date of the contract, and (iv) contains no contingencies or cancellation rights in favor of the purchaser other than for (a) Borrower's default, (b) the purchaser's inability to obtain financing as provided in the Sale Contract (provided that purchaser has obtained and delivered to Borrower a pre-qualification letter for a permanent loan issued by a recognized lender and Borrower has delivered same to Lender immediately after the date of execution of such Sale Contract), (c) material title defects not acceptable to the purchaser, and (d) the sale of the purchaser's current residence.

                hhhh. "Security Agreements" shall mean the Security Agreements executed by Borrower as security for the Revolving Line of Credit, as evidenced by the Revolving Notes. The Security Agreements shall be and at all times during the term of the Revolving Line of

        Credit remain a first priority lien against the Collateral encumbered thereby subject only to the Permitted Encumbrances.

                iiii. "Security Instruments" shall mean the Deeds of Trust; the Security Agreements; the Assignment of Plans and Specifications; and such other documents as may be reasonably required by Lender to fully encumber the Collateral with a first priority lien and security interest and secure the Revolving Line of Credit.

                jjjj. "Senior Indenture" shall mean the Indenture dated as of May 21, 1996 and as modified as of May 27, 1997 between Fortress and IBJ Schroder Bank & Trust Company, a banking organization under the law of New York, as trustee.

                kkkk. "Spec Unit" shall mean either (i) a Unit that is not subject to a Sale Contract, (ii) a Unit that is subject to a Sale Contract that has been rejected by Lender, or (iii) a Unit that has been the subject of two (2) prior Sale Contracts which have been accepted by Lender but which have not closed and fully funded in accordance with their terms.

                llll. "Subcontractor" shall mean any person performing services and providing material in connection with the Improvements other than Borrower or any Builder.

                mmmm. "Subsidiary" shall mean any corporation, partnership, limited liability company or partnership, or other entity of which more than fifty percent (50%) of the outstanding ownership interests are directly or indirectly owned by a Person, by a Person and one or more entities of which more than fifty percent (50%) of the outstanding ownership interests are directly or indirectly owned by that Person, or by one or more corporations, partnerships, limited liability companies or partnerships, or other entities of which more than fifty percent (50%) of the outstanding ownership interests are directly or indirectly owned by a Person.

                nnnn. "Subsidiary Borrowers" shall mean and refer to Genesee Communities II, IV, V, VI, VII and VIII each of which is a Colorado corporation and an affiliate of Borrower.

                oooo. "Tangible Net Worth" shall mean Borrower's Net Worth minus the aggregate book value of all intangible assets included in determining Borrower's Net Worth.

                pppp. "Tax" shall mean any federal, state, or foreign tax, assessment, or other governmental charge or levy (including any withholding tax) upon assets, revenues, income, or profits (other than income and franchise taxes) imposed upon Lenders by the jurisdictions (or any political subdivision thereof) in which Lenders are located.

                qqqq. "Term" shall mean November 1, 2001.

                rrrr. "Total Revenue" shall mean and refer to all of Borrower's consolidated revenue from all of its operations including but not limited to home and lot sales.

                ssss. "UCC" shall mean the Colorado Uniform Commercial Code or the Arizona UCC with respect to Arizona Collateral as in effect from time to time.

                tttt. "Unit" shall mean a Finished Lot (including, without limitation, the improvements thereon and personal property associated therewith) or a Pre-Sold Unit, Spec Unit, or Model Unit that has been or is being constructed, provided that the building permit and taps for utility services have been obtained and the fees therefor and other governmental or quasi- governmental fees which are required to be paid at the time of and as a condition to issuance of the building permit have been paid.

                uuuu. "Unit Costs" shall mean those reasonable and necessary Dollars actually expended by Borrower for hard costs and approved by Lenders in connection with the construction of a Unit, including the costs of governmental permits and utility taps specifically associated with the Unit or with obtaining a building permit therefor, excluding, however, all of the following:

                        i. general and administrative expenses of Borrower;

                        ii. marketing costs and sales commissions incurred to
                generate sales;

                        iii. fees and other expenses pertaining to permanent
                financing (or commitments therefor) for purchasers of Units;

                        iv. amounts paid to Affiliates for goods, services, real
                estate, or other items in excess of the amounts which independent third parties would charge for comparable goods, services, real estate, or other items;

                        v. profit on transfers of real property, Finished Lots,
                and Units by and among Borrower and any shareholders, Affiliates, or Subsidiaries of Borrower or Fortress;

                        vi. the costs of interior decorating, wallpaper, window
                coverings, furniture provided for a Unit, sidewalks installed in connection with a Model Unit not otherwise required by governmental regulation, or any other Model Unit upgrades from base product unit;

                        vii. landscaping, fencing, sprinkler systems not
                otherwise included in the purchase price of the Unit;

                        viii. any other costs of Borrower not directly
                associated with the construction of the Unit; and

        2. Term of Revolving Line of Credit. The Term of the Revolving Line of Credit shall be for a period of twelve (12) months to and including November 1, 2001. Not later than Ninety (90) days prior to the anniversary of the Closing Date ("Anniversary Date") Borrower shall deliver to

Lenders a written request to consider the extension of the Term of this Facility for an additional Twelve (12) months. On or before November 1, 2001, Lenders shall determine, by unanimous approval, in their sole discretion, whether or not they will consider extending this Facility for an additional Twelve (12) months. If Lenders unanimously decide, in their sole discretion, to consider extension of this Facility, Lenders shall thereafter offer to Borrower the terms and conditions and the Interest Rate upon which any such extension shall be made. Borrower shall have to and including December 14, 2001, within which to unconditionally accept, in writing, Lenders' commitment letter containing all of the terms and conditions, and the Interest Rate upon which such extension may be made. In the event Lenders' commitment letter is accepted by Borrower, as provided herein, Borrower shall have to and including February 1, 2002, within which to execute and deliver to Lenders all Loan Documents required by Lenders to extend this Facility for an additional Twelve (12) months.

        If Lenders, in their sole discretion, decide not to extend the Facility, following Borrower's timely written request therefore, the Facility shall possess an additional term of Three (3) months from November 1, 2001 to February 1, 2002. The final Three (3) month period shall be referred to as the "Final Term." The last day of the Final Term shall be referred to herein as the Maturity Date.

        During the Final Term, Borrower shall have full availability under the Facility. All outstanding amounts under the Facility, including the Carve-Out Loans, shall be due and payable in full together with accrued interest thereon at the Maturity Date.

        3.     Advances.

               a. Maximum Amount. Provided that no Default or Event of Default has occurred and is continuing under this Agreement or any other Loan Document and that all fees provided in this Agreement have been paid by Borrower, Lenders agree to provide Borrower with Advances from the date hereof to the Maturity Date pursuant to the terms and conditions set forth in EXHIBIT G of this Agreement. The aggregate outstanding amount of all Advances shall not exceed the lesser of the Maximum Facility Amount of Fifty Million and no/100 Dollars ($50,000,000.00); or the Borrowing Base at any time. All Advances under the Revolving Line of Credit shall accrue interest under the terms and conditions set forth in this Agreement and such Advances together with any interest, fees, expenses, and other amounts owing to Lenders in connection therewith shall be secured by the Collateral. In the event the Outstanding Principal Balance exceeds the Maximum Facility Amount, Borrower shall pay Lenders, on demand, the amount of Advances in excess of the Maximum Facility Amount together with interest thereon (from the date of the disbursement thereof to Borrower until repayment to Lenders) at the Default Rate. Notwithstanding anything to the contrary herein, the Borrowing Base shall be reduced by the following: i. any Unit which is materially damaged by fire, accident or other hazard; or ii. any Unit or Units located in an Approved Filing which is subsequently disapproved by Lenders due to material and negative adverse financial changes to any special district in which such Approved Filing is located.

               b. Minimum Weekly Advances. Borrower may request advances of not less than One Hundred Thousand and No/100 Dollars ($100,000.00) for each week during the Term of the Revolving Line of Credit, provided, however, that in no instance shall Borrower request any Advances that would cause the outstanding amount of the Revolving Line of Credit to exceed the Maximum Facility Amount.

               c. Requests for Advances. Each request for an Advance shall be made in writing, specifying the date of the requested Advance and the amount thereof. Advances may be requested by any agent authorized in writing by Borrower. Any request for an Advance shall be deemed to be a representation by Borrower that the terms and conditions for such Advance that are described in this Agreement have been satisfied in a complete manner.

                d. Timing of Requests. Any request for an Advance shall be provided to Lenders no later than 11:00 a.m. (Denver, Colorado time) three Business Days prior to the date of disbursement.

                e. Disbursement of Monies to Borrower. So long as no Default or Event of Default has occurred and is continuing upon the date of disbursement and all the conditions precedent described in this Agreement have been satisfied in a complete manner, Lenders shall provide Borrower with any requested Advance in accordance with EXHIBIT G hereof by crediting such Advance to Borrower's demand deposit account maintained with Agent.

        4. Carve-Out Loans to Subsidiary Borrowers. Lenders shall make available to the following Subsidiary Borrowers, each of whom is an affiliate of Borrower, individual revolving lines of credit not to exceed Thirteen Million and no/100 Dollars ($13,000,000.00) in the aggregate for construction of attached single-family residences by Subsidiary Borrowers in approved Filings within the State of Colorado: Genesee Communities II, Genesee Communities IV, Genesee Communities V, Genesee Communities VI, Genesee Communities VII, and Genesee Communities VIII, all of which are Colorado corporations. Within the aggregate Carve-Out Loan limit of $13,000,000.00, Lenders may make revolving lines of credit available to such Subsidiary Borrowers as is requested by Borrower. The Carve-Out Loans shall be evidenced by separate Promissory Notes and Loan Agreements and shall be secured by such deeds of trust, security instruments and such other Loan Documents related to the Property and the Subsidiary Borrower which is the subject of each Carve-Out Loan as Lenders shall require. Advances under the Carve-Out Loans to Subsidiary Borrowers shall reduce availability to Borrower under the Borrowing Base established by this Agreement. As each of the revolving Carve-Out Loans is repaid and not renewed by the Subsidiary Borrower, availability under the Borrowing Base of this Facility shall be restored to Borrower. The Collateral pledged for the Carve-Out Loans will be encumbered by first priority liens not to exceed the Maximum Facility Amount as defined in the Carve-Out Loan Agreements. Only the Subsidiary Borrower which executes the Carve-Out Loan Documents in favor of Lenders shall be liable for the amounts advanced under the specific Carve-Out Loan; provided, however, Borrower shall guarantee all of the obligations and all indebtedness of Subsidiary Borrowers under the Carve-Out Loans. In addition, each of the Carve-Out Loans shall be cross-defaulted with this Loan.

        5. Interest Rate. The principal of the Advances outstanding from time to time during any month shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at the applicable Interest Rate; provided, however, that from the first day of any month during which any Default or Event of Default occurs or exists at any time, in Lenders' discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate; and provided, further, that in any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by Applicable Law.

        6. Payments.

                a. Interest. Borrower shall pay to Lenders interest on the Outstanding Principal Balance on the first day of each month beginning on December 1, 2000.

                b. Default Interest and Late Charges. In the event that any payment (except payment of principal and accrued and unpaid interest on the Maturity Date) is not received by Lenders within fifteen (15) days after the due date of such payment, Borrower shall pay to Lenders a late charge in an amount equal to five percent (5%) of the amount of such delinquent payment. In addition to the late charge referred to above, in the event that any monthly payment of interest payable hereunder is not made by the fifteenth (15th) day after the due date of such payment ("Accrual Date"), or the Outstanding Principal Balance and accrued and unpaid interest thereon due on acceleration hereof or on the Maturity Date are not paid when due, then such amounts shall bear interest from the Accrual Date, Maturity Date or effective date of acceleration hereof, as applicable, until paid at the Default Rate. Nothing set forth in this section shall imply any obligation on the part of Lenders to accept any payment not made when due, and acceptance by Lenders of any such late payment together with any late charge and/or default interest shall not be deemed to extend the due date of any other payment or waive Lenders' rights to declare a default hereunder if any such other payment is not made when due. Borrower acknowledges that it would be extremely difficult and impracticable to determine Lenders' actual damages resulting from any late payment and the aforementioned late charge and default interest are reasonable estimates of those damages

                c. Maturity Date. Borrower shall pay to Lenders all outstanding amounts with respect to the Revolving Line of Credit (including without limitation, any outstanding Advances and all accrued but unpaid interest, fees, expenses, and charges with respect to the Revolving Line of Credit) on the Maturity Date at which time Lenders' obligation to provide Borrower with any additional Advances shall be terminated.

                d. Prepayment Fees. Without limiting any other amounts required to be paid by Borrower to Lenders pursuant to this Agreement, Borrower shall be entitled to prepay any Advance or the Revolving Line of Credit at any time; provided, however that (i) if Borrower makes any prepayment that causes or is caused by a reduction in the Maximum Loan Amount, Borrower shall pay to Lenders all accrued but unpaid interest, costs, fees, and expenses pertaining to the amount prepaid along with the prepayment.

                e. Application of Payments. For so long as there does not exist a Default or an Event of Default hereunder, all payments received by Lenders under this Agreement, the Promissory Note, the Deed of Trust, or any other Loan Document shall be applied as follows, regardless of any designation of such payments as principal, interest, or other charges: first, to the repayment of sums advanced or incurred by Lenders pursuant to the terms of any of the

        Loan Documents, including, without limitation, sums advanced for the payment of taxes, assessments, insurance premiums, late charges, or other charges against the Collateral (together with interest thereon from the date of advance until the date repaid at the Default Rate), then to the payment of the interest then due and payable, and then to the payment of principal. From and after an Event of Default, all payments received by Lenders hereunder or under any other Loan Document shall be applied by Lenders to principal, interest, and/or other charges due hereunder or under the other Loan Documents in such order as Lenders shall determine in their sole subjective discretion including, without limitation, the application of payments to the Obligations in the inverse order of maturity.

               f. Form of Payments. All payments with respect to the Revolving Line of Credit and the other amounts to be paid to Lenders under this Agreement and the other Loan Documents shall be made to Lenders in Dollars and in immediately available funds. Following the occurrence and during the continuance of an Event of Default, Borrower hereby authorizes Lenders, in their discretion, to charge such amounts and any other amounts owing by Borrower to Lenders against Borrower's depository and other accounts (except for trust accounts) with Lenders and further authorizes Lenders, in its discretion, to make an Advance under the Revolving Line of Credit to the extent necessary to pay any amounts owing under this Agreement and the other Loan Documents.

                g. Place of Payment. All payments with respect to this Facility shall be made in care of Agent at:

                      KeyBank National Association
                      1675 Broadway, Suite 400
                      Denver, CO 80202
                      Attn: Paul Holden, Vice President

               h. Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

                i. Other Payments. In its sole discretion, Lenders may make Advances to pay, either to itself or a third party, as applicable, any of the following:

                        i. Loan Fees and Costs;

                        ii. Any amounts necessary to clear title to the Property
                or to pay liens and encumbrances upon the Property prior to the lien of the Security Instruments;

                        iii. Any other amounts Lenders may reasonably determine
                are due and payable in connection with the terms and provisions hereof or of the Loan Documents, or are due and payable to preserve any Collateral for Lenders; and

                        iv. Interest on the Revolving Line of Credit.

                j. Revolving Notes; Ledgers and Other Records. All Advances shall be evidenced by and accounted for, cumulatively under the Revolving Notes executed by Borrower in favor of Lenders in the amount of their respective interests in this Facility. The principal amount of all Advances outstanding shall be evidenced by the Revolving Notes or any ledger or other record of Lenders. The ledgers and other records of Lenders shall be conclusive and binding evidence of the amounts owing and unpaid on the Revolving Notes absent manifest error.

        7. Changes; Regulatory Changes.

                a. Changes. If Lenders determine that the amount of capital required or expected to be maintained by Lenders or any corporation controlling Lenders is increased as a result of a Change, then, within fifteen (15) days after demand by Lenders, Borrower shall pay Lenders the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which Lenders determine is attributable to this Agreement or its obligation to make the Revolving Line of Credit and charge interest at the LIBOR Rate.

                b. Regulatory Changes. If any Regulatory Change:

                        i. shall subject Lenders to any Tax, duty, or other
                charge determined by Lenders to be applicable to the Revolving Line of Credit or any portion thereof, or shall change the basis of taxation of payments to Lenders of the principal of or interest on the Revolving Line of Credit or any portion thereof; or

                        ii. shall impose, increase, modify, or deem applicable
                any reserve, special deposit, assessment, or other requirement or condition against the assets of or deposits with Lenders or on account of the credit extended by Lenders;

        and the result of the foregoing is (1) to reduce the amount of any sum received or receivable by Lenders with respect to the Revolving Line of Credit or any portion thereof or the return to be earned by Lenders on the Revolving Line of Credit or any portion thereof, (2) to impose a cost on Lenders that is attributable to maintaining the Revolving Line of Credit or any portion thereof, or (3) to require Lenders to make any payment on or calculated by reference to the gross amount of any amount received by it hereunder or under the other Loan Documents, then, within fifteen (15) days after demand by Lenders, Borrower shall pay to Lenders such additional amount or amounts as Lenders reasonably determine will compensate Lenders for such reduction, increased cost, or payment.

               c. Notification. Lenders shall promptly notify Borrower of any circumstance that would make the provisions of this Section applicable, but the failure to give any such notice shall not affect Lenders' rights hereunder. Such notice shall set forth the factual basis underlying the circumstances giving rise to such notice.

                d. Determinations. In making the determinations contemplated by this Section, Lenders may make such estimates, assumptions, allocations, and the like that Lenders determine to be appropriate, and Lenders' selection thereof and the determinations made by Lenders on the basis thereof, shall be final, binding, and conclusive upon Borrower, except, in the case of such determinations, for manifest errors in computations or transmission.

        8. Borrower's Indemnity of Lenders. The requirements of this Loan Agreement are for Lenders' sole protection and benefit, and Lenders do not assume, nor may it be construed or inferred to assume, any obligation to Borrower to supervise any disbursement process for Borrower's protection and benefit. Lenders' only responsibility in this regard is to make Advances in accordance with this Agreement. Lenders may, in their discretion, obtain or require lien waivers, releases, or other documents to evidence receipt of payment of the Revolving Line of Credit proceeds from any Builder, Subcontractor, materialman, laborer, or any other such party. Borrower hereby specifically acknowledges that said documents shall be obtained for Lenders' sole and absolute benefit and that Lenders assume no responsibility, express or implied, in any capacity whatsoever, to obtain such documents for or on behalf of Borrower. No action taken by Lenders to obtain or require such documents in any instance shall impose on them any duty to obtain or require such documents at any future instance. Borrower specifically agrees to hold harmless and indemnify Lenders from and against all claims, loss, damage, cost, and expense arising out of the disbursement process, including, but not limited to, loss resulting from materialmen's or mechanics' liens.

        9. Fees.

               a. Facility Fee. Borrower shall pay to Lenders, pro rata, a Facility fee of One- Half of One Percent (.50%) or Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) from the proceeds of the Facility at closing and annually thereafter at each Anniversary Date during the Term hereof and as it may be extended from time to time hereafter in accordance with this Agreement.

               b. Other Costs, Expenses, and Fees. Borrower shall pay or reimburse Lenders for their fees and expenses (including, without limitation, reasonable legal fees and all accounting, audit, and field examination fees and expenses) incurred by Lenders in connection with the preparation, negotiation, execution, delivery, filing, recording, and administration of this Agreement and the other Loan Documents, the protection, collection, enforcement, and exercise of any obligations, rights, and remedies under this Agreement and the other Loan Documents, and the collection, protection, repossession, storage, preparation, processing, manufacture, sale, use, disposition, and foreclosure of any Collateral. Borrower also shall pay or reimburse Lenders for all taxes (except Lenders' income taxes), fees, duties, imposts, and other charges incurred by or imposed upon Lenders in connection with the Revolving Line of Credit and other financial accommodations described in this Agreement and the other Loan Documents.

        10. Collateral Provisions.

                a. Collateral. The Revolving Line of Credit and all of Borrower's Obligations to Lenders under this Agreement and the other Loan Documents shall be secured at all times by first priority liens against the Collateral.

                b. Spec and Model Unit Limitations. At any time while there remain outstanding Obligations under the Loan Documents or the Revolving Line of Credit, Borrower shall not maintain more than the following Spec Units and Model Units under the Borrowing Base:

                                   -BORROWER-


------------------------------------------------------------------------
                    SINGLE-FAMILY RESIDENTIAL UNITS
------------------------------------------------------------------------
Pre-Solds          No Limitation
------------------------------------------------------------------------
Specs              Maximum of 2 Per Approved Filing except Pima
                   County, Arizona with 4 per Approved Filing
------------------------------------------------------------------------
Models             Maximum of 2 Per Approved Filing
------------------------------------------------------------------------
Finished Lots      Lesser of Maximum of 1,000 Finished Lots in
                   Aggregate for Borrower and all Subsidiary Borrowers;
                   or $22,000,000 of the Borrowing Base
------------------------------------------------------------------------


                             -SUBSIDIARY BORROWERS-


------------------------------------------------------------------------
                      ATTACHED RESIDENTIAL UNITS
------------------------------------------------------------------------
Pre-Solds         No Limitation
------------------------------------------------------------------------
Specs             2 Buildings Per configuration Per Approved Filing
------------------------------------------------------------------------
Models            1 Per Plan Model Type Per Approved Filing
------------------------------------------------------------------------
Finished Lots     Included in Lot Limitations of Borrower above
------------------------------------------------------------------------


                c. Finished Lot Limitations/Total Land Inventory. Borrower may not own or possess in the aggregate land inventory on its balance sheet in excess of 150% of Borrower's Net Worth, tested quarterly.

                d. Work in Process Limitation. Borrower shall not have work in process (property or improvements which are neither a Finished Lot, or a completed Unit) which exceeds the lesser of $90,000,000.00 (based on completion amount) or 150% of the Borrowing Base at any one time, tested monthly.

                e. Inventory Audits. Lenders shall perform sample inventory audits of Borrower's inventory of Pre-Sold Units, Spec Units, Model Units, and Finished Lots within thirty (30) days of the Closing Date and thereafter on a quarterly basis (or at such other intervals as Lenders may reasonably require at Borrower's expense, not to exceed ________________and No/100 Dollars ($_________) per audit. Lenders reserve the right to exceed this limit if changes imposed by regulatory authorities or internal Lenders auditors require an audit of greater scope.

                f. Cross-Collateralization/Cross-Default. All Advances under the Revolving Line of Credit shall be cross-collateralized and cross-defaulted as between the Obligations owed to Lenders by Borrower and by Subsidiary Borrowers.

        11. Additional Collateral Approval Process. In the event that Borrower desires to add additional Approved Filings, or additional Property in currently Approved Filings, to the Collateral for purposes of calculating Advances under the Borrowing Base, the following procedures shall apply:

               a. Documents to be Filed. Prior to or concurrent with the submission of a filing for approval as an Approved Filing, Borrower shall submit to Lenders and make available to Lenders the following documents in form and substance satisfactory to Lenders (the "Master Filing Documents"):

                      i. A current title commitment issued by Insurer committing to issue to Lenders a Title Policy in the form and substance described in Section 12(a)(xi) which will insure a Deed of Trust as a first and prior lien on Lots or Units located in the Filing and will insure that merchantable title to the Lots or Units located in the Filing is or will be vested in Borrower subject to acquisition of title to real property under contract. Title shall be subject only to the Deed of Trust and such other exceptions as may be acceptable to Lenders. The Insurer shall provide Lenders with legible copies of all documents and instruments shown in Schedule B-2 as exceptions to title, and, if requested by Lenders, all recorded documents and instruments shown in Schedule B-1, the releases of which are requirements of Title Policy issuance;

                      ii. A copy of the recorded plat delineating the entire
               Filing dimensions and individual lot dimensions and ingress and egress to the Filing and each lot therein. The plat must show all easements, ditches, streets, lot lines, rights-of-way, any lot, block and street delineations or designations affecting the Filing and encroachments, if any, onto the Filing and must bear the consent of any senior liens of record as of the date of plat approval;

                      iii. Evidence of zoning or a copy of the final approved
               Planned Unit Development ("PUD") map or other development plan for the Filing of subdivision within which the Filing is located, containing all use or building conditions or restrictions affecting the Filing;

                        iv. Evidence of availability of Utility Services to the
                Filing boundaries;

                        v. Soils reports prepared by a registered soils
                engineer, indicating that the Filing is suitable for the construction of the contemplated improvements;

                        vi. Evidence of comprehensive general public liability
                insurance or "umbrella" coverage with limits of not less than Ten Million and No/100 Dollars ($10,000,000.00);

                        vii. Evidence of Workmen's Compensation insurance;

                        viii. Evidence of all-risk course of construction and
                casualty insurance with standard of non-contributing mortgage clause, a lender's loss payable endorsement naming Lenders and/or assigns, together with a full replacement cost endorsement;

                        ix. If required by Lenders, master drainage plan for the
                Filing;

                        x. Evidence satisfactory to Lenders that no Finished
                Lot, nor any portion thereof, lies within any area designated as wetlands or is subject to federal, state or local regulations restricting the use of the property as a consequence of the presence of wetlands or, if any portion of the Finished Lot is subject to wetlands restrictions, evidence satisfactory to Lenders of compliance of the appropriate party with any permit or restrictions;

                        xi. Upon request by Lenders, a copy of any preliminary
                development plan or similar plan ("PDP") for the Filing or in which the Filing is located, approved by the appropriate governmental or quasi-governmental authorities;

                        xii. A copy of any environmental impact statements for
                the Filing or for property including the Filing, prepared under or required by federal law, if any to Borrower's knowledge and reasonably available to Borrower without statutory petition;

                        xiii. Copies of any and all CC&R's affecting the Filing;

                        xiv. Identification of any Special Districts affecting
                the Filing and, at the request of Lenders, boundary map of the Special District, financial statements and outline of the debt structure of the Special District available to the Borrower or to the public, and names and telephone numbers of the district manager, if any, and officers of the Special District;

                        xv. Copies of any purchase or option contracts affecting
                the Filing or under which Borrower is entitled to acquire title to the real property and of any agreements affecting title to or a possessory interest in the Filing, or any portion thereof, not otherwise recorded in the Official Records;

                        xvi. Copies of any subdivider's agreements or
                subdivision improvement agreements affecting the Filing, and copies of any other agreements with governmental or quasi-governmental entities in the nature of subdivider's agreements or subdivision improvement agreements, pursuant to which the Borrower or an Affiliate or Related Entity, as developer or owner of property located in the Filing, is obligated to pay or perform any obligations regarding development, or copies of any other such agreements known and available to Borrower pursuant to which a third-party developer is obligated to pay or perform development obligations, not otherwise recorded in the Official Records;

                        xvii. Copies of any marketing brochures or materials
                regarding the Filing and Units built or to be built in the Filing if prepared or otherwise available on the date of request for Filing approval, with copies delivered subsequently as and when available;

                        xviii. Phase One Environmental Audits and any subsequent
                required audits prepared by an environmental engineering company approved by Lenders and in substance satisfactory to Lenders for the Filing or the portion thereof which Borrower has the right to purchase;

                        xix. At the request of Lenders, copies of construction
                and engineering drawings and specifications, including, but not limited to, the following:

                                (1) sanitary sewer lines;

                                (2) storm sewer lines;

                                (3) water lines;

                                (4) cut and grade;

                                (5) curb and gutter;

                                (6) gas and electrical companies' construction
                        drawings or other evidence of the location of these utilities, if available;

                                (7) any off-site improvements;

                        xx. Copies of plans and specifications for each base
                unit product line to be built in the Filing;

                        xxi. Detailed cost breakdown on a cost allocation form
                acceptable to Lenders for each base unit product line to be built in the Filing;

                        xxii. Base unit selling price for each product line on a
                standard Lot (without lot premium) in the Filing in which such product line is being or will be built;

                        xxiii. The Proforma Absorption Plans for the Filing, if
                not contained in Borrower's report entitled "Budget
                Projections;"

                        xxiv. Evidence satisfactory to Lenders that any
                obligations of Borrower, an Affiliate, or a Related Entity, as developer, regarding development in connection with the Filing arising under agreements with governmental or quasi-governmental entities or providers of utility services or governmental regulations which could become a lien against property located in the Filing or a restriction against the issuance of building permits in the Filing (collectively, "Development Obligations") have been satisfied or performance of the Development Obligations has been secured by adequate financial security such as bonds letters of credit or certificates of deposit pursuant to the agreements creating the Development Obligations or the requirements of the utility provider and the same evidence of satisfaction or performance with respect to a third- party developer of a Filing, to the extent available to the Borrower upon request;

                        xxv. Evidence satisfactory to Lenders that no portion of
                the Filing, of which Borrower, an Affiliate, or a Related Entity is the developer, is subject to restrictions against the issuance of building permits as security for performance of the Development Obligations and the same evidence with respect to a Filing of which a third-party is developer, to the extent available to the Borrower upon request.

                        xxvi. Other information and documents which may be
                reasonably requested by Lenders.

                b. Approval of Filing. Lenders shall have the right, in their sole discretion (which shall not be unreasonably withheld), to approve or disapprove the Filing as an Approved Filing for purposes of Borrowing Base eligibility. Lenders shall give Borrower written notice within ten
        (10) Business Days after the later of i. submission of the last to be submitted of the Master Filing Documents of its approval or disapproval of the Filing, or ii. completion by Lenders of their internal review of the Environmental Audit for the Filing. In the event that Lenders disapprove a Filing, Borrower may, subject to Lenders' written approval, which will not be unreasonably withheld, and further subject to the financial covenants and restrictions herein, obtain alternative financing from another lender.

        12. Conditions of Lending

                a. Conditions Precedent to the Initial Advance. The obligation of Lenders to make the initial Advance under the Revolving Line of Credit shall be subject to the condition precedent that Lenders shall have received all of the following, each in form and substance satisfactory to Lenders in their sole discretion, and/or that all of the following shall be true, correct, complete, and acceptable to Lenders in their sole discretion on the date thereof:

                        i. A certificate of the Secretary or an Assistant
                Secretary of Borrower, certifying as to (1) the resolutions of the directors and, if required, the shareholders, of Borrower authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents, (2) the articles of incorporation and bylaws of Borrower, and (iii) the signatures of the officers or agents of Borrower authorized to execute and deliver this Agreement, the other Loan Documents and other instruments, agreements, and certificates, including Advance requests, on behalf of Borrower.

                        ii. A current certificate issued by the Secretary of
                State of the state of Borrower's incorporation certifying that Borrower is in compliance with all organizational requirements of such state.

                        iii. Evidence that Borrower is duly licensed or
                qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

                        iv. This Agreement, the Revolving Notes, and the other
                Loan Documents, fully and properly executed by Borrower and all other parties thereto;

                        v. A subordination agreement from Fortress, in form and
                substance acceptable to Lenders in their sole discretion, whereby Fortress, among other things, subordinates all indebtedness and Restricted Equity Investment to the liens of Lenders.

                        vi. the Maintenance Agreement with The Fortress Group.

                        vii. A Borrowing Base Certificate dated as of November
                6, 2000.

                        viii. Current searches of appropriate filing offices
                showing that no state or federal tax liens have been filed and remain in effect against Borrower and Lenders have duly filed all Security Instruments necessary to perfect the liens and security interests in favor of Lenders.

                        ix. Financing statements and UCC filings as requested
                and required by Lenders, in its sole discretion.

                        x. ALTA Mortgagee's Title Insurance Policies (or
                unconditional commitments for title insurance acceptable to Lenders and letters confirming the irrevocable and imminent issuance of such policies) from all applicable title insurance companies insuring the Property in the amount of not less than $50,000,000.00 and any related endorsements required by Lenders, properly executed by the applicable title insurance companies.

                        xi. Lenders, at their sole option, may require a notice
                of title continuation or an endorsement to their mortgagee's title insurance policies indicating that since the last preceding Advance, there has been no change in the state of title adverse to Lenders.

                        xii. Releases and terminations of all claims,
                encumbrances, liens, and security interests against the Collateral (other than the Permitted Encumbrances and those belonging to Lenders) properly executed by the lienholders and secured parties.

                        xiii. Certificates of Insurance and endorsements to
                insurance policies required hereunder.

                        xiv. Payment of any unpaid fees or other amounts owing
                to Lenders as of the Closing Date.

                        xv. An opinion of counsel to Borrower and Fortress in
                form and substance acceptable to Lenders addressed to Lenders, their participants, successors, and assigns, and their attorneys.

                        xvi. All of the conditions to the closing of the
                Revolving Line of Credit contained in the Commitment and this Agreement have been and remain satisfied.

                        xvii. Borrower shall have materially complied with all
                of its covenants and agreements contained in all of the Loan Documents, and Borrower's representations and warranties contained in any of the Loan Documents shall be true as of the date of disbursement as if first made on that date.

                        xviii. Current Master Budgets and Plans and
                Specifications (including updated list of options) for all Filings and all Finished Lots and Units in the Filings, all in form and substance acceptable to Lenders in their sole discretion.

                        xix. Current surveys or approved Plats for each portion
                of the Property and all documentation regarding the platting of each portion of the Property, all in form and substance acceptable to Lenders in their sole discretion and, if a survey is provided, certified as accurate by a licensed surveyor in the state of Colorado, for the benefit of Lenders.

                        xx. The Improvements are being and have been constructed
                substantially in accordance with the Master Budgets and the Plans and Specifications approved by Lenders.

                        xxi. Any certifications and lien waivers required by
                Lenders.

                        xxii. Fully executed assignments of all contracts
                between Borrower and Builder with reference to all major subcontractors, suppliers, architects, and engineers of Borrower.

                        xxiii. Such other agreements, documents, and instruments
                as Lenders in their reasonable discretion may require.

                        xxiv. Tri-Party Agreement with Land Title Guarantee
                Company.

                        xxv. Tri-Party Agreement with Fidelity National Title
                Insurance Company.

                b. Conditions Precedent to All Advances. The obligation of Lenders to make each further Advance shall be subject to the further conditions precedent that on such date:

                        i. the representations and warranties contained in
                SECTION 13 hereof are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

                        ii. no event has occurred and is continuing, or would
                result from such Advance, as the case may be, which constitutes a Default or an Event of Default.

        13. Representations and Warranties. Borrower represents and warrants to Lenders as follows:

                a. Existence and Power; Name; Chief Executive Office; Locations. The Genesee Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Colorado. Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Borrower has all requisite power and authority, corporate, organizational, or otherwise, to conduct its business, to own its properties, and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, Borrower has done business solely under the names set forth in EXHIBIT E attached hereto and incorporated herein by this reference. The chief executive offices and principal places of business of Borrower are located at the addresses set forth in EXHIBIT D, and all of Borrower's records relating to its business or the Collateral are kept at those locations.

                b. Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery, and performance by Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate or organizational action and do not and shall not: i. require any consent or approval of the stockholders or constituent members of Borrower; ii. require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental or quasi- governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing, or notice as has been obtained, accomplished, or given prior to the date hereof; iii. violate any provision of any law, rule, or regulation (including without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction, or decree presently in effect having applicability to Borrower or of the articles of incorporation, bylaws, articles of organization, or operating agreement (as applicable) of Borrower; iv. result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which Borrower is a party or by which it or its properties may be bound or affected; or v. result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by Borrower (except those in favor of Lenders).

                c. Legal Agreements. This Agreement constitutes and, upon due execution by Borrower, the other Loan Documents shall constitute the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

                d. Subsidiaries. Except as set forth in EXHIBIT F attached hereto and incorporated herein by this reference, Borrower has no Subsidiaries.

                e. Financial Condition; No Adverse Change. Borrower has heretofore furnished to Lenders audited financial statements of Borrower and Fortress for their fiscal years ended December 31, 1999 and internally prepared unaudited quarterly financial statements of Borrower and Fortress for the quarter ended June 30, 2000, and those statements fairly present the financial condition of Borrower and Fortress on the dates thereof and the results of their operations and cash flows for the periods then ended and were prepared in accordance with GAAP. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties, or condition (financial or otherwise) of Borrower or Fortress.

                f. Litigation. Except as disclosed to Lenders prior to Closing, there are no actions, suits, or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower, Fortress, or any of Borrower's Affiliates or the properties of Borrower, Fortress, or any of Borrower's Affiliates before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which, if determined adversely to Borrower, Fortress, or any of Borrower's Affiliates, would have a material adverse effect on the financial condition, properties or operations of Borrower, Fortress, or any of Borrower's Affiliates.

                g. Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance shall be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                h. Taxes. Borrower and its Affiliates have paid or caused to be paid to the proper taxing authorities when due all federal, state, and local taxes and assessments of every kind and character required to be paid and/or withheld by each of them, provided, however, that Borrower shall not be required to pay such taxes or assessments if Borrower is contesting the amount, applicability, or validity of such taxes and assessments in good faith by appropriate proceedings diligently pursued by Borrower and has established unencumbered cash reserves for the payment of the foregoing in an amount acceptable to Lenders, in their sole discretion.

        Borrower and its Affiliates have filed all federal, state, and local tax returns which to the knowledge of the officers of Borrower or any Affiliate, as the case may be, are required to be filed.

                i. Titles and Liens. Borrower has good and absolute title to all Collateral and all other properties and assets reflected in the latest balance sheet referred to in SECTIONS 14(H)(I), (II) and (III) hereof and all proceeds thereof, free and clear of all mortgages, security interests, liens, and encumbrances, except for the liens and security interests in favor of Lenders and the Permitted Encumbrances. No financing statement naming Borrower as debtor is on file in any office except to perfect only security interests permitted by this Agreement.

                j. Plans. Except as disclosed to Lenders in writing prior to the date hereof, neither Borrower nor any ERISA Affiliate maintains or has maintained any Plan. Neither Borrower nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither Borrower nor any of its ERISA Affiliates has:

                        i. Any accumulated funding deficiency within the meaning
                of ERISA; or

                        ii. Any liability or knows of any fact or circumstances
                which could result in any liability to the PBGC, the Internal Revenue Service, the Department of Labor, or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

                k. Default. Borrower is in compliance with all provisions of all agreements, instruments, decrees, and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the financial condition, properties, or operations of Borrower.

                l. Submissions to Lenders. All financial and other information provided to Lenders by or on behalf of Borrower in connection with Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations, or proforma financial statements, present a good faith opinion as to such projections, valuations, and proforma condition and results.

                m. Financing Statements. Borrower has provided to Lenders signed financing statements sufficient when filed to perfect the liens and security interests against Borrower's personal property required by the Loan Documents. When such financing statements are filed in the offices noted therein, Lenders shall have a valid and perfected security interest in all personal property Collateral described in the Loan Documents which is capable of being perfected by filing financing statements. None of the Collateral is or shall become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

               n. Rights to Payment. Each right to payment and each instrument, document, chattel paper, and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral or such other collateral, shall be when arising or issued) the valid, genuine, and legally enforceable obligation of the account debtor, any other obligor named therein, and any other obligor named in Borrower's records as being obligated thereon, subject to no defense, setoff, or counterclaim.

                o. Accurate Information. All information and documents furnished by Borrower and Guarantor to Lenders in connection with the Revolving Line of Credit are accurate and complete in all material respects.

                p. Special Improvement Districts. Except as disclosed to Lenders prior to Closing, the Property is not situated within any metropolitan, local improvement or special improvement district, and Borrower has no knowledge of any proposal under which the Property is to be placed in any metropolitan, local improvement or special improvement district. Additionally, Borrower has no knowledge of any material adverse change in the financial condition of any disclosed special improvement district or otherwise having assessment authority over the Property.

                q. Condemnation. Borrower has not received any notice of the exercise of eminent domain or condemnation which in any way affects the Property, and to the best of Borrower's knowledge, no such action is pending or threatened.

                r. Zoning and Restrictive Covenants. The Property and all improvements presently located thereon comply with all applicable federal, state, city, and county zoning, subdivision, environmental, and building codes, rules, and regulations and all restrictive covenants affecting the Property.

                s. Compliance. Borrower and Guarantor have conducted and will continue to conduct their business in a lawful manner and in compliance with all applicable federal, state, and local laws, ordinances, rules, regulations, and orders and shall pay, before delinquent, all lawfully imposed taxes and assessments upon the Collateral and its income.

                t. Misrepresentations. This Agreement, the financial statements furnished by Borrower and Fortress to Lenders, and all other statements made by Borrower and Guarantor to Lenders in connection with the Revolving Line of Credit contain no untrue statement of a material fact and omit no material fact necessary to make the statements contained therein not misleading. Neither Borrower or Fortress has failed to disclose in writing to Lenders any fact that materially and adversely affects or is reasonably likely to materially and adversely affect Borrower or Fortress, the Collateral, or Borrower's ability to perform its obligations under the Loan Documents.

                u. Bankruptcy. No petition has been filed by or against Borrower or Fortress for protection under the United States Bankruptcy Code.

                v. Plans and Specifications; Master Budgets. The Plans and Specifications and the Master Budgets have been approved by Borrower. The Plans and Specifications have been approved by the Engineer: to comply with all applicable laws and ordinances, including the Americans With Disabilities Act; to be complete and contain all detail requisite for the construction of the Improvements which, when constructed in accordance with the Plans and Specifications, shall be suitable for use for their intended purpose in compliance with all applicable laws; and to be prepared in a manner consistent with accepted architectural practices.

                w. Government Approvals. The Plans and Specifications have been submitted to all governmental authorities, property owners associations, or architectural control committees whose approval of construction of the Improvements or the use of the Improvements for their intended purpose is required under any applicable law, statute, rule, regulation, code, or restrictive covenant and the necessary approvals and permits (with exception of building permits which shall be obtained prior to the commencement of construction), have been obtained from such authorities and remain effective.

                x. Utilities. All public utilities existing for the operation of all or any part of the Property, if any, enter the Property through adjoining public streets or, if they pass through adjoining public or private land, do so in accordance with valid public easements; and all utility lines and mains serving the Property, if any, have been properly dedicated to, and are serviced and maintained by, the appropriate public or quasi-public entity.

                y. Access. The Property has full and free access to and from public highways, streets, and/or roads, and Borrower has no knowledge of any fact or condition which would result in the termination of such access and use.

                z. Assignability of Plans, Specifications and Contracts. All plans, specifications, architects' and engineers' agreements, and construction contracts, are fully assignable without the acknowledgment or approval of any third party engineer, architect, or contractor.

        14. Affirmative Covenants of Borrower. So long as the Revolving Notes shall remain unpaid and the Revolving Line of Credit shall be outstanding, Borrower shall comply with the following requirements, unless Lenders shall otherwise consent in writing:

                a. Minimum Tangible Net Worth. Borrower shall maintain a Minimum Tangible Net Worth of at least Twenty Million and No/100 Dollars ($20,000,000.00) at all times during the Term of the Revolving Line of Credit tested as of the end of each fiscal quarter of Borrower occurring during the term of the Revolving Line of Credit. Any loans from Borrower to Fortress shall be debited against Borrower's Tangible Net Worth in calculating Borrower's compliance with this Section.

                b. Debt to Tangible Net Worth Ratio. Borrower shall maintain a maximum Debt to Tangible Net Worth ratio of no more than 3.0 to 1.0 at closing and for the first twelve (12) months of the Loan, with maximum ratio to be no greater than 2.75:1 as of the first

        Anniversary Date and maintained thereafter during the Term, tested as of the end of each fiscal quarter of Borrower occurring during the Term of the Revolving Line of Credit.

                c. Gross Margin. Borrower shall maintain a Gross Margin of at least a 10% at all times during the term hereof (tested on rolling four quarters).

                d. Net Profit Margin. Borrower shall maintain a minimum pre-tax net profit margin of 3% (tested on rolling four quarters).

                e. Work In Process Limitation. Borrower's work in process (property or improvements which are neither a Finished Lot, or a completed Unit) shall not exceed the lesser of $90,000,000.00 (based on completion amount) or 150% of Borrowing Base on a global basis at any one time, tested monthly.

                f. Land Inventory Limitation. Borrower's total land inventory on its balance sheet shall not exceed 150% of Borrower's Tangible Net Worth at any one time, tested quarterly.

                g. Consecutive Quarter Net Losses. Borrower shall not sustain two (2) consecutive quarters of cumulative net pre-tax losses from its operations.

                h. Reporting Requirements. Borrower shall deliver, or cause to be delivered, to Lenders each of the following, which shall be in form and detail acceptable to Lenders:

                        i. Annually, not later than one hundred twenty (120)
                days after the end of each fiscal year of Borrower, Borrower shall deliver to Lenders audited consolidated financial statements of Fortress with the unqualified opinion of independent certified public accountants selected by Borrower and acceptable to Lenders, which financial statements shall include the balance sheet of Borrower as at the end of such fiscal year and the related statements of income, retained earnings, and cash flows of Borrower for the fiscal year then ended, prepared on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (1) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not Borrower is in compliance with the requirements set forth in SECTIONS 13(j),
                (k), AND (l) and SECTION 14(t) hereof; and (2) a certificate of the chief financial officer of Borrower stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

                        ii. Quarterly, not later than sixty (60) days after the
                end of each quarter, internally prepared balance sheets, statements of income and statements of retained earnings of Borrower as at the end of and for such quarter and for the year to date period then ended, prepared on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the chief financial officer of Borrower, substantially in the form of EXHIBIT G attached hereto and incorporated herein by this reference and stating (1) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, (2) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (3) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not Borrower is in compliance with the requirements set forth in SECTIONS 13(j), (k), AND (l) and SECTION 14(t) hereof;

                        iii. Annually, not later than fifteen (15) days after
                the beginning of each fiscal year of Borrower, the projected balance sheets and income statements for each quarter of such year, each in reasonable detail, representing the good faith projections of Borrower and certified by Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by Borrower for internal planning purposes, together with such supporting schedules and information as Lenders may in their discretion require;

                        iv. Monthly, as soon as available and in any event not
                later than sixteenth day of each month, a Borrowing Base Certificate, together with such supporting schedules and information as Lenders may in their discretion require.

                        v. Monthly Work in Process Reports from Borrower and
                Subsidiary Borrowers, as applicable, on or before the sixteenth day of each month with respect to all construction activity in subdivisions approved under the Borrowing Base.

                        vi. Monthly Sold Unit Reports on or before the sixteenth
                day of each month reflecting on a cumulative basis all Unit sales including contract price, gross sales proceeds, Unit type, address and subdivision for all Borrowing Base Units on a cumulative basis.

                        vii. immediately after the commencement thereof, notice
                in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting Borrower which seek a monetary recovery against Borrower in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00).

                        viii. as promptly as practicable (but in any event not
                later than five (5) Banking Days) after an officer of Borrower obtains knowledge of the occurrence of any breach, default, or event of default under any Loan Document or any event which constitutes a Default or Event of Default hereunder, a notice of such occurrence, together with a detailed statement by a responsible officer of Borrower of the steps being taken by Borrower to cure the effect of such breach, default, or event;

                        ix. as soon as possible and in any event within thirty
                (30) days after Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the chief financial officer of Borrower setting forth details as to such Reportable Event and the action which Borrower or its ERISA Affiliates proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the PBGC;

                        x. as soon as possible, and in any event within ten (10)
                days after Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the chief financial officer of Borrower setting forth details as to such failure and the action which Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the PBGC;

                        xi. promptly upon knowledge thereof, notice of (1) any
                disputes or claims by customers of Borrower; and (2) any change in the persons constituting the senior officers and directors of Borrower;

                        xii. promptly upon knowledge thereof, notice of any loss
                of or material damage to any Collateral or of any material adverse change in any Collateral;

                        xiii. promptly upon their distribution, copies of all
                financial statements, reports, and proxy statements which Borrower shall have sent to its stockholders;

                        xiv. promptly after the sending or filing thereof,
                copies of all regular and periodic financial reports which Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

                        xv. promptly upon knowledge thereof, notice of the
                violation by Borrower of any law, rule, or regulation, the non-compliance with which could materially and adversely affect its business or its financial condition;

                        xvi. promptly deliver to Lenders upon the receipt
                thereof, copies of any notices received by Borrower with respect to any material events or circumstances affecting the financial viability and/or condition of any special district in which the Property is located; and

                        xvii. from time to time, with reasonable promptness, any
                and all receivables schedules, collection reports, deposit records, copies of invoices, shipment documents, and delivery receipts, and such other material, reports, records, or information as Lenders may request.

                i. Books and Records; Inspection and Examination. Borrower shall keep accurate books of record and account for itself pertaining to the Collateral and pertaining to Borrower's business and financial condition and such other matters as Lenders may from time to time request in which true and complete entries shall be made in accordance with GAAP. At the request of Lenders, on a quarterly basis, Borrower shall permit any officer, employee, attorney, or accountant for Lenders to audit, review, make extracts from, or copy any and all corporate and financial books and records of Borrower. In the event of a default hereunder, Lenders reserve the right to make such inspections and audits as set forth above, upon twenty- four (24) hours notice. Borrower shall make available to Lenders and Lenders' agents any and all documents and records during ordinary business hours, and to make available Borrower's directors, officers, employees and agents to discuss the affairs of Borrower with Lenders or Lenders' agents. Borrower shall permit Lenders, or its employees, accountants, attorneys, or agents, to examine and inspect any Collateral or any other property of Borrower at any time during ordinary business hours.

                j. Account Verification. Borrower shall, upon request of Lenders, and Lenders may, upon the occurrence of a Default or Event of Default, send requests for verification of accounts or notices of assignment to account debtors and other obligors.

                k. Compliance with Laws. Borrower shall i. comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition, and ii. use and keep the Collateral, and shall require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state, or local law, statute, or ordinance.

                l. Payment of Taxes and Other Claims. Borrower shall pay or discharge, when due, i. all taxes, assessments, and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including without limitation, the Collateral) or upon or against the creation, perfection, or continuance of the liens and security interests granted by the Security Instruments prior to the date on which penalties attach thereto, ii. all federal, state, and local taxes required to be withheld by it, and iii. all lawful claims for labor, materials, and supplies which, if unpaid, might by law become a lien or charge upon any properties of Borrower; provided, however, Borrower shall not be required to pay any such tax, assessment, charge, or claim if Borrower is contesting the amount, applicability, or validity thereof in good faith by appropriate proceedings diligently pursued by Borrower and has established unencumbered cash reserves for the payment of the foregoing in an amount acceptable to Lenders, in their sole discretion.

                m. Maintenance of Properties.

                        i. Borrower shall keep and maintain the Collateral and
                all of its other properties necessary or useful in its business in good condition, repair, and working order (normal wear and tear excepted) and shall from time to time replace or repair any worn, defective, or broken parts; provided, however, that nothing in this Section shall prevent Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of Lenders, desirable in the conduct of Borrower's business and not disadvantageous in any material respect to Lenders.

                        ii. Borrower shall defend the Collateral against all
                claims or demands of all persons (other than Lenders) claiming the Collateral or any interest therein.

                        iii. Borrower shall keep all Collateral free and clear
                of all claims, encumbrances, liens, and security interests except the liens and security interests in favor of Lenders and the Permitted Encumbrances, except as otherwise provided for in this Agreement.

                n. Insurance. Borrower shall obtain and at all times maintain insurance with insurers chosen by Borrower and acceptable to Lenders in their sole discretion in such amounts and against such risks as may from time to time be required by Lenders, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which Borrower operates. Without limiting the generality of the foregoing, Borrower shall at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles), floods and such other risks and in such amounts as Lenders may reasonably request, with any loss payable to Lenders to the extent of its interest, and all policies of such insurance shall contain a lender's "loss payee" and/or "mortgagee" endorsement for the benefit of Lenders. All policies of liability insurance required hereunder shall name Lenders as an additional insured.

                o. Preservation of Corporate Existence. Borrower shall preserve and maintain its existence as a corporation and all of its rights, privileges, and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient, and regular manner.

                p. Preservation of Public Corporate Existence-Fortress. Fortress shall preserve and maintain its existence as a publicly-held corporation and all of its rights, privileges, and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient, and regular manner.

                q. Delivery of Instruments, etc. Upon request by Lenders, Borrower shall promptly deliver to Lenders in pledge all chattel papers, documents, instruments, and investment property constituting Collateral, duly endorsed or assigned by Borrower.

                r. Additional Restricted Equity Investment. If Borrower fails to satisfy the Minimum Net Worth or Debt to Tangible Net Worth Ratio covenants, Borrower shall cause Fortress to provide Borrower with additional subordinated Restricted Equity Investment or other equity, in form and substance acceptable to Lenders, in its sole discretion, sufficient to permit Borrower to comply with the Minimum Net Worth and the Debt to Tangible Net Worth Ratio covenants.

                s. Signage. Borrower shall permit Lenders to display suitable Lenders signage on the Property during the term of this Agreement.

                t. Bond for Liens. Borrower shall promptly after the filing of a lien against the Collateral, notify Lenders of such lien and, upon written request from Lenders, post a surety bond in such amount and in form and with sureties satisfactory to Lenders, or provide other assurance of payment or removal of said lien, and of all costs and expenses resulting therefrom, acceptable to Lenders.

                u. Protection of Property. Borrower shall protect the Property and all materials stored on the Property for installation on the Property from removal, destruction, and damage.

                v. Notice of Changes. Borrower shall give Lenders prior written notice of all material changes to the Plans and Specifications.

                w. Subordinations. Borrower shall obtain and deliver to Lenders such subordination agreements as may be required to establish and preserve Lenders' first priority lien position in the Collateral including but not limited to Johnson-Eagle Ridge LLC.

        15. Negative Covenants. So long as the Revolving Note shall remain unpaid or the Revolving Line of Credit shall be outstanding, Borrower agrees that, without the prior written consent of Lenders:

                a. Liens. Borrower shall not create, incur, or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment for security purposes, or other encumbrances (collectively "Liens") against any of the Collateral whether now owned or hereafter acquired securing Debt in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate; excluding, however, from the operation of the foregoing:

                        i. the liens and security interests in favor of Lenders;

                        ii. the Permitted Encumbrances; and

                        iii. liens for taxes, worker's compensation premiums and
                the like that are not yet due and payable.

                b. No Debt to Fortress. Borrower shall not obtain from Fortress and Fortress shall not grant to Borrower any loan until such time as Borrower has repaid and satisfied all of its obligations to Lenders under the Loan Documents and Lenders' obligation to provide Borrower with any advances or other financial accommodations under the Loan Documents has been terminated. Any Loan from Borrower to Fortress shall be disclosed to Lenders at the time it is made and shall be debited against Borrower's Tangible Net Worth for purposes of calculating Borrower's compliance with Section 14(a) hereof.

                c. Debt. Borrower shall not incur, create, assume, or permit to exist any debt or other liability except:

                        i. Debt arising hereunder or otherwise owing to Lenders
                or their affiliates;

                        ii. Debt of Borrower in existence on the date hereof;

                        iii. Debt relating to Permitted Encumbrances; and

                        iv. Four (4) acquisition and development loans currently
                in process at First National Bank of Fort Collins.

                d. Guaranties. Borrower shall not assume, guarantee, endorse, or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                        i. the endorsement of negotiable instruments by Borrower
                for deposit or collection or similar transactions in the ordinary course of business;

                        ii. guaranties, endorsements, and other direct or
                contingent liabilities in connection with the obligations of other Persons in existence on the date hereof as disclosed to and approved by Lenders; and

                        iii. guaranties for the Obligations to Lenders.

                e. Investments and Subsidiaries. Borrower shall not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including without limitation any partnership, joint venture, or limited liability company, except:

                        i. investments in direct obligations of the United
                States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

                        ii. advances in the form of progress payments, prepaid
                rent, or security deposits.

                        iii. investments in Subsidiaries in existence on the
                date hereof and listed in EXHIBIT F.

                        iv. Investments in subsidiaries created after the date
                of this Facility for the purpose of acquiring a new Filing.

                f. Sale or Transfer of Assets; Suspension of Business Operations. Borrower shall not sell, lease, assign, transfer, or otherwise dispose of (i) the stock or other ownership interest of any Subsidiary without thirty (30) days advance prior written notice to and approval by Lenders which shall not be unreasonably withheld, (ii) all or a material part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person (including Affiliated Persons) other than the sale of Finished Lots and Units in the ordinary course of business and shall not liquidate, dissolve, or suspend business operations. Borrower shall not in any manner transfer any property without prior or present receipt of full and adequate consideration.

                g. Consolidation and Merger; Asset Acquisitions. Borrower shall not i. consolidate with or merge into any Person, or permit any other Person to merge into it, or ii. acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person in one or more transactions without thirty (30) days advance prior written notice to and approval by Lenders which shall not be unreasonably withheld.

                h. Sale and Leaseback. Other than Model Unit sale and leasebacks, as provided herein, Borrower shall not enter into any arrangement, directly or indirectly, with any other Person whereby Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                i. Restrictions on Nature of Business. Borrower shall not engage in any line of business materially different from that presently engaged in by Borrower and shall not purchase, lease, or otherwise acquire assets not related to its business.

                j. Accounting. Borrower shall not adopt any material change in accounting principles other than as required by GAAP. Borrower shall not adopt, permit, or consent to any change in its fiscal year, which currently ends on December 31st.

                k. Defined Benefit Pension Plans. Borrower shall not adopt, create, assume, or become a party to any defined benefit pension plan, unless disclosed to Lenders pursuant to this Agreement.

                l. Other Defaults. Borrower shall not permit any breach, default, or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement, or other contractual obligation (except contracts for the purchase of Units) binding upon Borrower.

                m. Place of Business; Name. Without the prior written consent of Lenders which shall not be unreasonably withheld, Borrower shall not:
        (i) transfer its chief executive office or principal place of business, or move, relocate, close, or sell any business location; (ii) permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the liens and security interests in favor of Lenders; or (iii) change its name.

                n. Organizational Documents. Borrower shall not amend its articles of incorporation, bylaws, articles of organization, or operating agreement, as applicable.

                o. Change in Ownership. Borrower shall not issue or sell any stock, membership interests, or other form of equity of Borrower so as to change the percentage of voting and non-voting stock owned by each of Borrower's shareholders and Borrower shall not permit or suffer to occur the sale, transfer, assignment, pledge, or other disposition of any or all of the issued and outstanding shares of stock of Borrower without thirty (30) days advance prior written notice to and approval by Lenders which shall not be unreasonably withheld.

                p. Special Improvement Districts. Borrower shall not consent or agree to the inclusion of the Property in any metropolitan, local improvement, or special improvement district, unless disclosed to Lenders in writing.

                q. Master Budgets. Borrower shall not amend, modify, replace, or substitute any Master Budget without the prior written consent of Lenders, which consent may be withheld by Lenders in their reasonable discretion.

                r. Closing of Unit Sales. In no event will Borrower allow any purchaser of a Unit to obtain possession or control of such Unit prior to closing and payment for the Unit by such purchaser.

                s. Discount Sales Prohibited. Borrower shall not discount the sales price of any Unit located in any Approved Filing which is part of the Borrowing Base by more than ten percent (10%) as set forth in the sales price structure in place as of the Closing Date. In the event Borrower elects to reduce the sales price for Units by more than ten percent (10%) and amend its sales price structure, Borrower must notify Lenders in writing of such sales price change. Upon such notification in writing, Lenders reserve the right to review and, in Lenders' sole discretion, modify or amend the Advance Rate formula to reflect such discounted prices.

        16. Events of Default. The occurrence of any of the following events shall constitute an event of default hereunder (individually an "Event of Default" and collectively "Events of Default"):

                a. Borrower shall fail to pay any installment of principal of or interest on the Revolving Notes or any other sums of money due and payable under this Agreement or any other Loan Document within fifteen
        (15) business days of the due date;

                b. Any representation or warranty made herein or in any written statement, certificate, report, or financial statement at any time furnished by, or on behalf of, Borrower in connection herewith, is incorrect or misleading in any material respect when made or thereafter becomes incorrect or misleading in any material respect;

                c. Borrower shall fail to perform or observe any non-monetary covenant or agreement contained in this Agreement, other than the covenants and agreements specifically described in this Section, and such failure remains unremedied for twenty (20) days after the earlier of (1) the date Borrower knew or should of known of such failure or (2) the date Lenders gives written notice thereof to Borrower (provided, however, that such cure period shall not apply to any failure that is not capable of being cured);

                d. Borrower shall incur two cumulative net losses over any two consecutive fiscal quarters, calculated by aggregating net profits or losses over such quarters.

                e. Borrower or any other party to any other Loan Document (other than Lenders) shall breach any material representation, warranty, or covenant or fail to pay or perform any material indebtedness, liability, or obligation contained in the other Loan Documents and such breach is not cured within the applicable cure period (if any) or otherwise excused under Applicable Law.

                f. Borrower breaches any material representation, warranty, or covenant or fails to pay or perform any material indebtedness, liability, or obligation to any third party (including, but not limited to, those contained in loan agreements, notes, indentures, leases, security agreements, mortgages, deeds of trust, and other contracts or agreements) when due and such breach or failure is not cured by Borrower within the applicable cure period (if any) or otherwise excused under Applicable Law; or

                g. Any Loan Document shall at any time or for any reason cease to be in full force and effect or be declared null and void or the validity or enforceability thereof shall be contested by Borrower or any other party thereto (other than Lenders).

                h. Borrower or Fortress shall:

                        i. discontinue its business, be adjudicated a bankrupt
                or insolvent under any law of any existing jurisdiction, domestic or foreign, cease, be unable, or admit in writing its inability to pay its debts generally as they mature, or make a general assignment for the benefit of creditors;

                        ii. apply for or consent to the appointment of any
                receiver, trustee, or similar officer for it or for any substantial part of its property, or any such receiver, trustee, or similar officer is appointed without the application or consent of Borrower, and such involuntary appointment continues thereafter undischarged for a period of thirty (30) days;

                        iii. institute or consent to the institution of any
                bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, or similar proceeding relating to it under the laws of any jurisdiction; shall have any such proceeding instituted against it without its consent, and such involuntary proceeding continues thereafter undischarged for a period of thirty (30) days;

                        iv. assert any claim, defense, setoff, or counterclaim
                against Lenders without merit; or

                        v. permit any judgment, writ, warrant of attachment or
                execution, or similar process to be issued or levied against a material portion of the property of Borrower and such judgment, writ, or similar process is not effectively stayed within thirty
                (30) days after its issue or levy.

                i. Borrower shall fail, for a period of twenty (20) days after written notice from Lenders to Borrower, to i. comply, or proceed with all due diligence to comply, with any order of any government department claiming jurisdiction of the Collateral; or ii. comply, or proceed with all due diligence to comply, with all and singular the statutes, requirement, orders, and/or decrees of any federal, state, or municipal authority relating to the use of the Collateral or any part thereof.

               j. If Borrower at anytime hereafter sponsors or establishes any Plan, and Borrower (a) fails to notify Lenders in writing of such occurrence within ten (l0) days after such Plan is authorized by Borrower's board of directors or (b) fails to agree within a reasonable time to such amendments to this Agreement regarding provisions with respect to ERISA as Lenders customarily uses at that time in loan agreements with other borrowers.

               k. Borrower shall fail to pay any of its non-contested payables within thirty (30) days from the due date thereof and/or shall fail to provide to Lenders a monthly payable aging schedule.

               l. Borrower or Fortress shall experience a change in control structure during the Term of the Revolving Line of Credit, other than in connection with the Second Amended and Restated Stock Purchase Agreement dated as of February 19, 1998, by and between Fortress and Prometheus Homebuilders LLC, or the securities issued thereunder.

               m. The issuance of an attachment against Borrower or any of its properties and Borrower shall fail to obtain a release of the attachment within thirty (30) days from the date thereof unless Borrower is contesting such attachment in the manner set forth in this Agreement.

                n. Entry of a judgment against Borrower and Borrower shall fail to satisfy said judgment prior to the expiration of any applicable stay of execution unless Borrower is contesting such judgment in the manner set forth in this Agreement.

                o. Borrower shall fail to pay any tax, tax deficiency, insurance premium, water rate, sewer rate, assessment, or any other charge or payment imposed by any governmental, quasi-governmental, or public authority prior to delinquency, or any insurance premium, repair charge, rent charge, inspection fee, lien, attorney's fees, or other amount properly payable hereunder provided, however, Borrower may contest the payment of the amounts to the extent and in the manner set forth in this Agreement.

                p. Borrower shall fail after demand to furnish financial information or to permit inspection of any books or records as required in this Agreement.

                q. The financial condition or affairs of Borrower changes such that Lenders, in good faith, regards Borrower's ability to repay the Revolving Line of Credit to be impaired.

                r. Fortress shall default upon its outstanding debentures including but not limited to debentures in the amount of One Hundred Million and No/100 Dollars ($100,000,000) comprising the Senior Indenture.

                s. The waste or uninsured destruction of all or any material portion of the Collateral.

                t. The sale, transfer, or conveyance of all or any interest in all or any material portion of the Collateral without the consent of Lenders other than sales of Finished Lots and Units in the ordinary course of Borrower's business.

                u. A lien or other encumbrance shall arise and/or be filed against the Collateral or any other security for the Revolving Line of Credit other than those permitted in this Agreement, and the same shall not have been removed, or Borrower shall not have posted adequate security therefor in accordance with the applicable provisions of this Agreement, within twenty (20) days after either notice thereof shall have been given to Borrower or the date of Borrower's actual knowledge thereof, whichever shall first occur.

                v. A Stop Work Notice under Arizona Revised Statutes is received by Agent, with respect to any Arizona Collateral and Borrower fails to either deposit with Lender all amounts sufficient to pay such Notice; or present evidence satisfactory to Agent that the claim represented by such Notice has been paid in full within ten (10) days from Agent's notice thereof to Borrower.

        Borrower shall not make distributions or pay dividends upon the occurrence of an Event of Default.

        17. Rights and Remedies; Attorney-In-Fact.

                a. Rights and Remedies. Upon the occurrence of an Event of Default or at any time thereafter, Lenders may exercise any or all of the following rights and remedies:

                        i. Lenders shall have no further obligation to provide
                Borrower with any Advances or financial accommodations of any kind under this Agreement or any other Loan Document.

                        ii. Lenders may declare the Revolving Line of Credit to
                be terminated, whereupon the same shall immediately terminate;

                        iii. Lenders may declare the entire unpaid Outstanding
                Principal Balance, all accrued but unpaid interest thereon, all amounts payable under this Agreement and the other Loan Documents, and all other Obligations to be immediately due and payable whereupon all such amounts shall immediately be due and payable, without presentment, notice of dishonor or protest, or further notice of any kind, all of which are hereby expressly waived by Borrower;

                        iv. Lenders may, without further action, apply any and
                all money owing by Lenders to Borrower, including without limitation any funds on deposit with Lenders, whether or not matured, to the payment of Advances, including interest accrued thereon, and of all other sums then owing by Borrower hereunder and under any other Loan Document;

                        v. Lenders may exercise and enforce any and all rights
                and remedies available upon default to a secured party under the UCC, including without limitation, the right to take possession of Collateral, or any evidence thereof, without judicial process or by judicial process (without a prior hearing or notice thereof, which Borrower hereby expressly waives), and the right to sell, lease, or otherwise dispose of any or all of the Collateral, and, in connection therewith, Borrower shall on demand assemble the Collateral and make it available to Lenders at a place to be designated by Lenders which is reasonably convenient to both parties;

                        vi. Lenders shall have the right to appraise all
                collateral in the Borrowing Base at Borrower's expense.

                        vii. Lenders may apply the proceeds from any Collateral
                or from any other source against any part of the Revolving Line of Credit as and in any order Lenders deem appropriate.

                        viii. Lenders shall have the right, which shall be
                exercised in Lenders' sole and absolute discretion, and without any obligation on the part of Lenders to do so, to take possession of the Property and to perform any and all work it deems advisable or necessary to protect any Improvements made prior to the date of possession by Lenders and to complete the Improvements.

                        ix. Lenders may proceed with every remedy available at
                law or in equity or provided for in this Agreement or in any of the Loan Documents including but not limited to foreclosure and sale, repossession and all other creditor's rights, and all expenses incurred by Lenders in connection with any remedy shall be deemed indebtedness of Borrower to Lenders.

                b. Attorney-In-Fact. Upon the occurrence and during the continuance of any Event of Default, Borrower hereby irrevocably constitutes and appoints Lenders its attorney-in- fact with full power and authority to:

                        i. Take possession of, protect, and complete the
                Improvements.

                        ii. Use any Reserves and any funds not disbursed from
                the Account for the purpose of completing the Improvements and payment of other costs related thereto.

                        iii. Make such additions, changes, and correction in the
                Plans and Specifications as deemed necessary or desirable by Lenders to complete the Improvements.

                        iv. Pay, settle, or compromise all existing invoices,
                charges, and claims relating to the Improvements as it deems necessary for completion of the Improvements and clearance of title to the Property for protection of its interest.

                        v. Prosecute and defend all actions and proceedings in
                connection with construction of the Improvements and to apply the proceeds of any judgment received by Borrower in any such action against the Revolving Line of Credit as it sees fit.

                        vi. Execute, acknowledge, and deliver all instruments
                and documents in Borrower's name and to do and perform all acts in Borrower's name Lenders deem necessary or appropriate to complete the construction of the Improvements.

                Notwithstanding the foregoing, however, Lenders shall not have the authority to settle, compromise, or defend any third party claim or action that seeks to impose personal liability on any of shareholder of Borrower; provided that Lenders shall have the right and authority to settle, compromise, or defend any claim or action (or any portion of a claim or action) that relates to the Property or the construction of the Improvements. Nothing contained in this Section shall prohibit Lenders from changing the Plans and Specifications to effect a reduction of the costs of any item therein when, in the exercise of good faith judgment, Lenders determine that such action is necessary to provide for the use, occupancy, operation, marketability, or leasability of all or portions of the Property.

                c. No Waiver. No delay or failure of Lenders in the exercise of any right or remedy provided for under this Agreement or under any of the Loan Documents shall be deemed a waiver of such right by Lenders. No exercise or partial exercise or waiver of any right or remedy shall be deemed a waiver of any further exercise of such right or remedy or of any other right or remedy that Lenders may have under this Agreement or under any of the Loan Documents. Enforcement of any of Lenders' rights as to any security for the Revolving Line of Credit shall not affect Lenders' right to enforce payment of the Revolving Line of Credit and to recover judgment for any portion thereof remaining unpaid. The rights and remedies set forth in this Agreement and in any of the Loan Documents are cumulative and not exclusive of any other right or remedy that Lenders may have.

                d. No Responsibility. Lenders assume no responsibility for completion of the Improvements, and nothing herein shall be construed as establishing a relationship between Lenders and any other party, except the lender/borrower relationship between Lenders and Borrower. Lenders shall owe no duty to any person by reason of this Loan Agreement to construct the Improvements, to apply any undisbursed funds from the Account to claims arising out of the construction of the Improvements, or to exercise any of its rights hereunder.]

                e. Automatic Acceleration. Notwithstanding the foregoing, upon the occurrence of an Event of Default, the entire unpaid principal amount of the Revolving Note (whether contingent or funded), all interest accrued and unpaid thereon, all other amounts payable under this Agreement, the other Loan Documents, and any other Obligations shall be immediately due and payable automatically without presentment, demand, protest, or notice of any kind.

        18. Certain Notices. If notice to Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in this Agreement) at least ten calendar days prior to the date of intended disposition or other action.

        19. Miscellaneous.

                a. Amendments, Etc. No amendment, modification, replacement, substitution, termination, or waiver of any provision of any Loan Document or consent to any departure by Borrower therefrom or any release of any claim, lien, or security interest in favor of Lenders shall be effective unless the same shall be in writing and signed by Lenders, and then such amendment, modification, replacement, substitution, termination, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

                b. Financing Statement. A carbon, photographic, or other reproduction of this Agreement or of any financing statements signed by Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

               Name and address of Debtor:

                      The Genesee Company
                      603 Park Point Drive, Suite 201
                      Golden, CO 80401
                      Federal Tax Identification No. 841166364

               Name and address of Secured Party:

                      KeyBank National Association, Agent
                      1675 Broadway, Suite 400
                      Denver, CO  80202
                      Attention: Commercial Residential Client Services

                c. Collateral. This Agreement does not contemplate a sale of accounts, contract rights, or chattel paper, and, as provided by law, Borrower is entitled to any surplus and shall remain liable for any deficiency. Lenders' duty of care with respect to Collateral in their possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Lenders need not otherwise preserve, protect, insure, or care for any Collateral. Lenders shall not be obligated to preserve any rights Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of the Collateral in any particular order of application.

                d. Indemnity. In addition to the payment of various costs, fees, and expenses pursuant to the terms hereof and the other indemnities set forth herein and in the other Loan Documents, Borrower agrees to indemnify, defend, and hold harmless Lenders, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, and agents of the foregoing (the "Indemnitees"), from and against (i) any and all transfer taxes, documentary taxes, assessments, or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of Advances and (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs, and expenses of any kind or nature whatsoever (except for those arising primarily from the gross negligence or wilful misconduct of the Indemnitees) including without limitation the reasonable fees and disbursements of counsel in connection with any investigative, administrative, or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with making of the Advances, this Agreement and all other Loan Documents or the use or intended use of the proceeds of the Advances ("Indemnified Liabilities"). If any investigative, judicial, or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, Borrower, or counsel designated by Borrower and satisfactory to the Indemnitee, shall resist and defend such action, suit, or proceeding to the extent and in the manner directed by the Indemnitee, at Borrower's sole cost and expense. Each Indemnitee shall use its best efforts to cooperate in the defense of any such action, suit, or proceeding. If the foregoing undertaking to indemnify, defend, and hold harmless may be held to be unenforceable because it violates any law or public policy, Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law. The obligation of Borrower under this Section shall survive the termination of this Agreement and the discharge of Borrower's Obligations to Lenders.

                e. Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts when taken together shall constitute one and the same instrument.

                f. Headings. Section headings in this Agreement are included herein for reference purposes only and shall not constitute a part of this Agreement for any other purpose.

                g. Further Assurances and Substituted Performance. Borrower shall take or cause any third party to take any actions and execute or cause any third party to execute any additional documents (including without limitation Uniform Commercial Code filings) deemed necessary by Lenders in their reasonable discretion to carry out the intent or purposes of this Agreement. Borrower hereby grants to Lenders the power of attorney to act on behalf of Borrower and Lenders shall be entitled, but not required, to take any action that was required to be, but not, taken by Borrower under this Agreement. Such power of attorney is coupled with an interest and is irrevocable. Borrower shall reimburse Lenders upon demand for any amounts, attorneys' fees, expenses, and costs paid by Lenders in connection with such actions together with interest thereon at the Default Rate from the date of payment until the date of reimbursement. No action taken by Lenders shall be deemed to relieve Borrower's obligation to take such action or cure any default under this Agreement.

                h. Survival. This Agreement shall remain in full force and effect until Lenders have been released from any obligation to provide Borrower with any loans or other financial accommodations of any kind and all of the Obligations have been indefeasibly paid and satisfied in a full and complete manner.

                i. Essence of Time. Time is of the essence with respect to the payment and performance of Borrower's indebtedness, liabilities, and obligations under this Agreement.

                j. Assignment. Lenders shall be entitled to assign or grant a lien or security interest in its obligations, rights, and remedies under this Agreement to any third party in its sole discretion. Except as permitted by the Loan Agreement, Borrower shall not be entitled to assign or grant a security interest in any of its obligations, rights, and remedies under this

        Agreement to any third party without the prior written consent of Lenders (including any express consent set forth in this Agreement).

                k. Waiver. Lenders shall not be deemed to have waived any of the Obligations or any indebtedness, liability, obligation, right, or remedy described in this Agreement unless Lenders have executed and delivered to Borrower a written waiver thereof. A waiver of a right or remedy on one occasion shall not act as a waiver of that or any other right or remedy on a future occasion. Without limiting the foregoing, Lenders' delay in exercising any right or remedy shall not constitute a waiver of that or any other right or remedy described in this Agreement.

                l. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns, and receivers of the parties hereto.

                m. Severability. The invalidity of one or more provisions shall not affect the validity of the remaining provisions of this Agreement.

                n. Notice. Any notice or other communication to be provided under this Agreement shall be in writing and shall be deemed given when sent via fax (with proof of transmission) or overnight, certified, registered, or regular mail to the parties thereto at the following addresses or such other address as a party may provide the other parties with written notice of from time to time:

               If to Borrower:

                      The Genesee Company
                      603 Park Point Drive, Suite 201
                      Golden, CO 80401
                      Attention: Terry T. Kyger
                      Telephone: (303) 526-9000
                      Facsimile: (303) 526-2157

               and:

                      Otten, Johnson, Robinson, Neff & Ragonetti, P.C. 950 - 17th Street, Suite 1600
                      Denver, CO 80202
                      Attention: Thomas R. MacDonald, Esq.
                      Phone: (303) 825-8500
                      Fax: (303) 825-6525

               If to Lenders:

                      KeyBank National Association
                      1675 Broadway, Suite 400

                      Denver, Colorado 80202
                      Attention: Commercial Residential Client Services
                      Telephone:  (720) 904-4416
                      Facsimile:   (720) 904-4440

               and:

                      Block Markus Williams, L.L.C.
                      1700 Lincoln Street, Suite 3550
                      Denver, CO 80203
                      Attention: Gregory L. Williams, Esq.
                      Telephone: (303) 830-0800
                      Facsimile:  (303) 830-0809
               and:

                      Compass Bank
                      15 South 20th Street, 15th Floor
                      Birmingham, Alabama 35233
                      Attention: Johanna Duke Paley, Sr. Vice President
                      Telephone: (205) 933-3851
                      Facsimile:  (205) 715-7994

                o. Governing Law; Consent to Jurisdiction and Venue. This Agreement shall be governed by the laws of the State of Colorado. Borrower consents to the jurisdiction and venue of the United States District Court for the District of Colorado and the District Court for the City and County of Denver, Colorado, in the event of any litigation pertaining to the negotiation, execution, and delivery of this Agreement or the other Loan Documents, the enforcement of any indebtedness, liability, obligation, right, or remedy described therein, or any claim, defense, setoff, or counterclaim in connection therewith. Notwithstanding anything to the contrary herein, all Security Instruments pertaining solely to Arizona real property shall be governed by the laws of the State of Arizona.

                p. Attorneys' Fees and Expenses. Borrower shall pay Lenders their attorneys' fees and other costs and expenses incurred before trial, at trial, and on appeal in the collection or enforcement of this Agreement or the other Loan Documents or in any litigation pertaining to the negotiation, execution, or delivery of this Agreement or the other Loan Documents, the payment and performance of any indebtedness, liability, or obligation or the enforcement of any right or remedy described therein, or any claim, defense, setoff, or counterclaim arising or asserted in connection therewith.

                q. Entire Agreement. This Agreement and the other Loan Documents represent the complete and integrated understanding between the parties pertaining to the subject matter hereof and thereof. All other prior and contemporaneous discussions, negotiations, and agreements, written or oral, express or implied, are of no further force and effect to the extent inconsistent therewith.

                r. Americans With Disabilities Act. Borrower expressly assumes all liability for any changes or modifications required to be made to any Improvements pursuant to the Americans With Disabilities Act. Borrower shall indemnify and hold Lenders harmless from any claim which may be made against Lenders pursuant to the Americans With Disabilities Act. The terms and provisions of this Section shall survive the payment of the Revolving Line of Credit or, in the event of the default in the payment of the Revolving Line of Credit, shall survive the foreclosure of any instrument securing the Revolving Line of Credit. In the event Lenders are the high bidder at a sale of all or any portion of the Property pursuant to the foreclosure of any of the Loan Documents, then the terms and provisions of this section shall survive such sale and the acquisition of the Property by Lenders and shall remain in full force and effect notwithstanding the foreclosure of any instrument securing the Revolving Line of Credit and the cancellation of the Promissory Note evidencing the Revolving Line of Credit.

                s. Partial Releases. Lenders agree that they will, from time to time, when requested by Borrower, execute partial releases of the lien of the Deeds of Trust pertaining to Finished Lots, Pre-Sold Units, Spec Units, or Model Units comprising portions of the Property on the following terms and conditions:

                        i. Lenders shall be given at least five (5) business
                days' notice of Borrower's request for each partial release.

                        ii. With each request for partial release, Borrower
                shall furnish Lenders with a legal description of the applicable Finished Lot, Pre-Sold Unit, Spec Unit, or Model Unit for which a release is requested.

                        iii. At any time when a Default or an Event of Default
                has occurred and is continuing hereunder or under any other Loan Document, Lenders' obligation to grant partial releases shall only apply to Pre-Sold Units, Spec Units, and Model Units which have been subject to an acceptable sales contract prior to the Default with respect to which notice has been given; the construction of such Unit is complete, a certificate of occupancy has been issued; and the Unit is ready for delivery of possession to a Purchaser. In such case, Lenders shall give partial releases for such Pre-Sold Units, Spec Units, and Model Units, upon the receipt of Ninety Percent (90%) of the net sales proceeds of the final contract price for such Unit. For purposes of this section, Net Sales proceeds shall be the gross purchase price paid by a bona fide third-party purchaser of the Unit, less all customary seller's costs of sale actually paid to third parties, including recording fees, taxes, sales commissions, title insurance premiums and closing fees not to exceed in the aggregate Ten Percent (10%) of the final contract price. The final contract price, in all cases, must have been determined and agreed to in writing between Borrower and Purchaser on a date prior to the Default or Event of Default. Within two (2) Business Days of a declaration of default by Lenders, Borrower shall deliver to Lenders an updated Borrowing Base Certificate which will set forth and identify the Units which are subject to this partial release provision.

                        iv. The cost of each partial release, including Lenders'
                reasonable attorneys' fees, if any, shall be paid by Borrower.

                t. Waivers. Borrower hereby expressly waives i. any right of contribution, reimbursement, exoneration, or recourse available to Borrower as to any of the Obligations, against any person liable therefor, or as to any collateral security therefor, ii. any and all of its rights in connection with the settlement, compromise or release of, or the waiver of any default with respect to, any Obligations, and iii. to the greatest extent permitted by applicable law, any and all defenses, claims, setoffs and discharges available to a surety, guarantor or accommodation co-obligor. With respect to rights of subrogation as to any of the Obligations, against any person liable therefor, or as to any collateral security therefor, Borrower covenants and agrees to defer the enforcement of any such right until such time as all Obligations under the Loan are paid in full, or otherwise fully performed. Borrower agrees that the amount of the Obligations and the liens and security interests created by the Loan Documents shall not be diminished and the liability of Borrower hereunder shall not be otherwise impaired or affected by any of the foregoing.

                u. Syndication Rider. Agent's and Banks' rights, duties and obligations with respect to this Facility are as provided in the Syndication Rider executed and attached in counterparts as EXHIBIT G hereto.

                v. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by Borrower, Agent and all Banks and each party has notified Agent by fax or telephone that it has taken such action and has provided Agent with its executed signature page hereof.

                w. WAIVER OF JURY TRIAL. BORROWER AND LENDERS WAIVE THEIR RESPECTIVE RIGHTS TO DEMAND A JURY TRIAL IN THE EVENT OF ANY LITIGATION PERTAINING TO THE NEGOTIATION, EXECUTION, AND DELIVERY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, THE ENFORCEMENT OF ANY OBLIGATION, RIGHT, OR REMEDY DESCRIBED THEREIN, OR ANY CLAIM, DEFENSE, SETOFF, OR COUNTERCLAIM IN CONNECTION THEREWITH.


                              THE GENESEE COMPANY



                              By:     _____________________________________
                                      Terry T. Kyger, Vice President


                              KEYBANK NATIONAL ASSOCIATION,
                              For itself and as Agent and Lead Arranger



                              By:     _____________________________________
                                      Paul Holden, Vice President

                              COMPASS BANK


                              By:     _____________________________________
                                      Johanna Duke Paley, Sr. Vice President

                                    EXHIBIT A


                           BORROWING BASE CERTIFICATE


        [To Be Provided]

                                    EXHIBIT B


                                    PROPERTY

        [To Be Provided]

                                    EXHIBIT C

                           REVOLVING PROMISSORY NOTES


        KeyBank National Association               $35,000,000.00

        Compass Bank                               $15,000.000.00

                                    EXHIBIT D


                     BORROWER NAMES, CHIEF EXECUTIVE OFFICE,
                        AND PRINCIPAL PLACES OF BUSINESS


        The Genesee Company
        Genesee Communities II, Inc.
        Genesee Communities IV, Inc.
        Genesee Communities V, Inc.
        Genesee Communities VI, Inc.
        Genesee Communities VII, Inc.
        Genesee Communities VIII, Inc.

        Chief Executive Office:
               603 Park Point Drive, Suite 201
               Golden, CO 80401

        Principal Places of Business:

               Denver Division
               603 Park Point Drive, Suite 201
               Golden, CO 80401

               Fort Collins Division
               4821 Wheaton Drive, Suite 200
               Fort Collins, CO 80525

               Tucson Division
               231 Giaconda Way, Suite 123
               Tucson, AZ 85704

                                    EXHIBIT E


                                  SUBSIDIARIES



               Genesee Development Company
               The Genesee Company of Michigan, Ltd.
               Genesee Communities II, Inc.
               Genesee Venture Corporation
               The Genesee Company/Castle Pines, Ltd.
               Genesee Communities I, Inc.
               Genesee Communities II, Inc.
               Genesee Communities III, Inc.
               Genesee Communities IV, Inc.
               Genesee Communities V, Inc.
               Genesee Communities VI, Inc.
               Genesee Communities VII, Inc.
               Genesee Communities VIII, Inc.

                                    EXHIBIT F


                             COMPLIANCE CERTIFICATE

        In accordance with the Revolving Loan Agreement dated November , 2000, and all amendments, modifications, replacements, and substitutions thereto (collectively, "Loan Agreement"), attached are the financial statements of THE GENESEE COMPANY, a Colorado corporation ( the "Borrower") as of and for the quarter and year-to-date period ended ("Current Financials").

        I certify that the Current Financials have been prepared in accordance with generally accepted accounting principles, consistently applied, subject to year-end audit adjustments (with respect to quarterly financial statements only).

Defaults and Events of Default (check one):

        [] I have no knowledge of the occurrence of any Default or Event of Default under the Loan Agreement which has not previously been reported to you in writing and remedied.

        [] Attached is a detailed description of all Defaults and Events of Default of which I have knowledge and which have not previously been reported to you and remedied.

Compliance with Financial Covenants:

        For the date and periods covered by the Current Financials, Borrower is in compliance with the covenants set forth in SECTIONS 13(J), (K), AND (L) and
SECTION 14(U) of the Loan Agreement, except as indicated below. The calculations made to determine compliance are as follows:

        Covenant                            Actual        Requirement
        --------                            ------        -----------





                        ---------------------------------
                        President/Chief Financial Officer

                                    EXHIBIT G

                             SYNDICATION PROVISIONS


        20. Provisions For Syndicated Loans.

                a. Bank Assignments. The following terms used in this Section 20 and Section 21 (and elsewhere if used) shall have the following meanings:

                        i. Agent: KeyBank National Association and any successor
                Agent appointed hereunder.

                        ii. Assignment and Assumption: The written Assignment
                and Assumption Agreement satisfactory to Agent and the Banks.

                        iii. Commitment: The maximum amount each Bank has agreed
                to lend to Borrower as part of the Loan, as set forth below the signature line of each Bank, subject to modification by each Assignment and Assumption. At closing of this Facility, the Banks, and their interests in the Facility are as follows:

                            (1) KeyBank National Association - $35,000,000.00

                            (2) Compass Bank                 -  $15,000,000.00

                        iv. Bank: Each party constituting Lender, as modified by
                each Assignment and Assumption.

                        v. Defaulting Bank: As defined in Section 21(e)(ii).

                        vi. Lenders: KeyBank National Association and Compass
                Bank, an Alabama banking association, and their successors and assigns.

                        vii. Percentage: With respect to each Bank, the
                percentage which its Commitment constitutes of the maximum amount of the Loan.

                        viii. Required Banks: Banks holding Percentages
                aggregating at least sixty-six and two-thirds percent (66 2/3%).

                b. Several Liability. Anything in this Agreement contained to the contrary notwithstanding, the obligations of the Banks to Borrower under this Agreement are several and not joint and several; each Bank shall only be obligated to fund its Percentage of each disbursement to be made hereunder up to the amount of its Commitment.

               c.     Assignments and Participations.

                      i. Each Bank shall have the right to assign, transfer,
               sell, negotiate, pledge or otherwise hypothecate this Agreement and any of its rights and security hereunder and under the other Loan Documents to any other lending institution (an "Assignee") with the prior written consent of the Agent and with the prior written consent of Borrower, which consents by the Agent and the Borrower shall not be unreasonably withheld, conditioned or delayed (provided that no consent of Borrower shall be required if the Assignee is also a Bank or if an Event of Default then exists) and no consent of the Agent shall be required if the Assignee is also a Bank; provided, however, that (i) the parties to each such assignment shall execute and deliver to Agent, for its approval and acceptance, an Assignment and Assumption, (ii) each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under this Agreement, (iii) unless the Agent and, so long as no Event of Default exists, Borrower otherwise consent, the aggregate amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment shall in no event be less than Five Million Dollars ($5,000,000), (iv) the Agent shall receive from the assigning Bank and/or assignee a processing fee of Three Thousand Five Hundred Dollars ($3,500), and (v) if the assignment is less than the assigning Bank's entire interest in the Loan, the assigning Bank must retain at least a Ten Million and no/100 Dollar ($10,000,000.00) interest in the Loan. The Agent may designate any Assignee accepting an assignment of a specified portion of the Loan to be a Co-Agent, an "Arranger" or similar title, but such designation shall not confer on such Assignee the rights or duties of the Agent. Upon such execution, delivery, approval and acceptance, and upon the effective date specified in the applicable Assignment and Assumption, (a) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it and assumed by it, as applicable, pursuant to such Assignment and Assumption, have the rights and obligations of a Bank hereunder and under the other Loan Documents, and Borrower hereby agrees that all of the rights and remedies of Banks in connection with the interest so assigned shall be enforceable against Borrower by an Assignee with the same force and effect and to the same extent as the same would have been enforceable but for such assignment, and (b) the assigning Bank thereunder shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations hereunder and thereunder.

                      ii. By executing and delivering an Assignment and Assumption, the assigning Bank thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) except as provided in such Assignment and Assumption, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished in connection therewith; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished in connection therewith; (iii) such Assignee confirms that it has received a copy of this Agreement together with such financial statements, Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Assignment and Assumption and to become a Bank hereunder; (iv) such Assignee will, independently and without reliance upon Agent, the assigning Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                      iii. Agent shall maintain a copy of each Assignment and
               Assumption delivered to and accepted by it and shall record in its records the names and address of each Bank and the Commitment of, and Percentage of the Loan owing to, such Bank from time to time. Borrower, the Agent and Banks may treat each entity whose name is so recorded as a Bank hereunder for all purposes of this Agreement.

                      iv. Upon receipt of an Assignment and Assumption executed
               by an assigning Bank and an Assignee, Agent shall, if such Assignment and Assumption has been properly completed and consented to if required herein, accept such Assignment and Assumption, and record the information contained therein in its records, and the Agent shall use its best efforts to give prompt notice thereof to Borrower (provided that neither the Agent nor the Banks shall be liable for any failure to give such notice).

                      v. Borrower shall use reasonable efforts to cooperate with
               Agent and each Bank in connection with the assignment of interests under this Agreement or the sale of participations herein.

                      vi. Anything in this Agreement to the contrary
               notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any Bank may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank from its obligations hereunder. To facilitate any such pledge or assignment, the Agent shall, at the request of such Bank, enter into a letter agreement with the Federal Reserve Bank in, or substantially in, the form of the exhibit to Appendix C to the Federal Reserve Bank of New York Operating Circular No. 12.

                      vii. Anything in this Agreement to the contrary
               notwithstanding, any Bank may assign all or any portion of its rights and obligations under this Agreement to another branch or affiliate of such Bank without first obtaining the approval of any Agent or the Borrower, provided that (i) such Bank remains liable hereunder unless the Borrower and Agent shall otherwise agree, (ii) at the time of such assignment such Bank is not a Defaulting Bank, (iii) such Bank gives the Agent and Borrower at least fifteen (15) days prior written notice of any such assignment; (iv) the parties to each such assignment execute and deliver to Agent an Assignment and Assumption, and (v) the Agent receives from the assigning Bank a processing fee of One Thousand Five Hundred Dollars ($1,500).

                      viii. Each Bank shall have the right, without the consent
               of the Borrower, to sell participations to one or more other Banks (a "Participant") in or to all or a portion of its rights and obligations under the Loan and the Loan Documents; provided, however, that (i) such Bank's obligations under this Agreement (including without limitation its Commitment to Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations (iii) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement and (iv) the holder of any such participation shall not be entitled to voting rights under this Agreement or the other Loan Documents (but such holder may contract with the Bank selling such Participant its interest in such Bank's share of the Loan as to voting of such Bank's interest under Section 21.f(ii) [but not under any other section of this Agreement], provided that any such agreement by a Bank shall bind only such Bank alone and not Borrower, the other Banks or the Agent).

                      ix. No Assignee of any rights and obligations under this
               Agreement shall be permitted to subassign such rights and obligations. No participant in any rights and obligations under this Agreement shall be permitted to sell subparticipations of such rights and obligations.

                      x. Borrower acknowledges and agrees that Banks may provide to any Assignee or Participant originals or copies of this Agreement, any other Loan Document and any other documents, instruments, certificates, opinions, insurance policies, letters of credit, reports, requisitions and other materials and information of every nature or description, and may communicate all oral information, at any time submitted by or on behalf of Borrower or received by any Bank in connection with the Loan or with respect to Borrower, provided that prior to any such delivery or communication, such Assignees or Participants shall agree to preserve the confidentiality of any of the foregoing to the same extent that such Bank agreed to preserve such confidentiality. In order to facilitate assignments to Assignees and sales to Participants, Borrower shall execute such further documents, instruments or agreements as Banks may reasonably require; provided, that Borrower shall not be required (i) to execute any document or agreement which would materially decrease its rights, or materially increase its obligations, relative to those set forth in this Agreement or any of the other Loan Documents (including financial obligations, personal recourse, representations and warranties and reporting requirements), or
               (ii) to expend more than incidental sums of money or incidental administrative time for which it does not receive reasonable reimbursement in order to comply with any requests or requirements of any Bank in connection with such assignment or sale arrangement. In addition, Borrower agrees to cooperate fully with Banks in the exercise of Banks' rights pursuant to this Section, including providing such information and documentation regarding Borrower as any Bank or any potential Assignee or Participant may reasonably request and to meet with potential Assignees and Participants.

        21.    Agent.

               a.     Appointment.

                      i. Key Bank National Association is hereby appointed as
               Agent hereunder and under each other Loan Document, and the Banks hereby irrevocably authorize the Agent to act as agent for Lenders and to take such actions as Lenders are obligated or entitled to take under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent agrees to act as such upon the express conditions contained in this Article in substantially the same manner that it would act in dealing with a loan held for its own account. Agent shall not have a fiduciary relationship with respect to any Bank by reason of this Agreement.

                      ii. The provisions of this Article are solely for the benefit of the Agent and the Banks, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof except as provided in Section 21(b) below. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of Lenders and does not assume, and shall not be deemed to have assumed, any obligations toward or relationship of agency or trust with or for the Borrower.

               b. Reliance on Agent. All acts of and communications by the Agent, as agent for the Banks, shall be deemed legally conclusive and binding; and Borrower or any third party (including any court) shall rely on any and all communications or acts of the Agent with respect to the exercise of any rights or the granting of any consent, waiver or approval on behalf of Lenders in all circumstances where an action by Lenders is required or permitted pursuant to this Agreement or the provisions of any other Loan Document or by applicable law without the right or necessity of making any inquiry of any individual Bank as to the authority of Agent with respect to such matter. In no event shall any of the foregoing limit the rights or obligations of any Bank with respect to any other Bank pursuant to this Article 21.

               c. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto, and may exercise all other powers of Lenders as are not made subject to the consent of the Required Banks pursuant to Section 21(f)(i) or to the consent of all Banks pursuant to Section 21.f(ii). The Agent shall not be considered, or be deemed, a separate agent of the Banks hereunder, but is, and shall be deemed, acting in its contractual capacity as Agent, exercising such rights and powers under the Loan Documents as are specifically delegated to the Agent or Agent is otherwise entitled to take hereunder. Agent shall have no implied duties to the Banks, or any obligation to the Banks to take any action except any action specifically provided by the Loan Documents to be taken by the Agent.

               d.     Disbursements.

                      i. At least one (1) Business Day (by 11:00 a.m. Denver
               time) prior to each date a disbursement of the Loan is to be made hereunder pursuant to this Agreement, the Agent shall notify each Bank of the proposed disbursement. Each Bank shall make available to Agent (or the funding Bank or entity designated by the Agent), the amount of such Bank's Percentage of such disbursement (with respect to such Bank, such amount being referred to herein as an "Advance") in immediately available funds not later than 11:00 a.m. (Denver time) on the date such disbursement is to be made (such date being referred to herein as a "Funding Date"). Unless the Agent shall have been notified by any Bank prior to such time for funding in respect of any Advance that such Bank does not intend to make available to the Agent such Bank's Advance, the Agent may assume that such Bank has made such amount available to the Agent and the Agent, in its sole discretion, may, but shall not be obligated to, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank on or prior to the respective Funding Date, such Bank agrees to pay and Borrower agrees to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is paid or repaid to Agent, at (A) in the case of such Bank, the Federal Funds Effective Rate, and (B) in the case of Borrower, the interest rate applicable at the time to a disbursement made on such Funding Date. If such Bank shall pay to Agent such corresponding amount, such amount so paid shall constitute such Bank's Advance, and if both such Bank and Borrower shall have paid and repaid, respectively, such corresponding amount, Agent shall promptly return to Borrower such corresponding amount in same day funds.

                      ii. Requests by the Agent for funding by the Banks of
               disbursements of the Loan will be made by facsimile. Each Bank shall make its Advance available to the Agent in dollars and in immediately available funds to such Lenders and account as the Agent may designate, not later than Noon (Denver time) on the Funding Date. Nothing in this Section 21(d) shall be deemed to relieve any Bank of its obligation hereunder to make any Advance on any Funding Date, nor shall any Bank be responsible for the failure of any other Bank to perform its obligations to make any Advance hereunder, and the Commitment of any Bank shall not be increased or decreased as a result of the failure by any other Bank to perform its obligation to make any Advances hereunder.

                      iii. As soon as practical Agent will promptly forward to
               each Bank copies of the Borrower's telecopy transmittal request for Draws and shall cause the Lenders' Consultant to forward to each Bank a copy of the Lenders' Consultant's most recent audit inspection. Delivery of the Draw request documents and the Lenders' Consultant's audit inspection report shall not be a condition to funding any Advance. In addition, as soon as practical on a monthly basis, Agent shall forward to each Bank a copy of the Borrowing Base Certificate and all backup materials received from Borrower.

               e.     Distribution and Apportionment of Payments.

                      i. Subject to Section 21(e)(ii), payments actually
               received by Agent for the account of the Banks shall be paid to them promptly after receipt thereof by Agent, but in any event within one (1) Business Day, provided that, if any such payments are not distributed to the Banks within one Business Day after Agent's receipt thereof, Agent shall pay to such Banks interest thereon, at the lesser of (i) the Federal Funds Effective Rate and (ii) if the applicable payment represents repayment of a portion of the principal of the Loan, the rate of interest applicable to such portion of the Loan, from the date of receipt of such funds by Agent until such funds are paid in immediately available funds to such Banks provided such funds are received by Agent not later than 11:00 A.M. (Denver time) on the date of receipt. All payments of principal and interest in respect of the Loan, all payments of the fees described in this Agreement (but not in any separate fee letter except to the extent expressly set forth therein), and all payments in respect of any other obligations of Borrower under the Loan Documents shall be allocated among such of Banks as are entitled thereto, in proportion of their respective Percentages or otherwise as provided herein in the other Loan Documents, as the case may be. The Agent shall distribute to each Bank at its primary address set forth herein or in its Assignment and Assumption, or at such other address as a Bank may request in writing, such funds as it may be entitled to receive, provided that the Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Bank and may suspend all payments and seek appropriate relief (including without limitation instructions from the Required Banks, or all Banks, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of the Banks as among themselves and may at any time or from time to time be changed by the Banks as they may elect, in writing, without necessity of notice to or consent of or approval by Borrower.

                      ii. If a Bank (a "Defaulting Bank") defaults in making any
               Advance or paying any other sum payable by it hereunder, such sum together with interest thereon at the Default Rate from the date such amount was due until repaid (such sum and interest thereon as aforesaid referred to, collectively, as the "Bank Default Obligation") shall be payable by the Defaulting Bank (i) to any Bank(s) which elect, at their sole option (and with no obligation to do so), to fund the amount which the Defaulting Bank failed to fund or (ii) to Agent or any other Bank which under the terms of this Agreement is entitled to reimbursement from the Defaulting Bank for the amounts advanced or expended. Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Bank has repaid the Bank Default Obligation in full, all amounts which would otherwise be distributed to the Defaulting Bank shall instead be applied first to repay the Bank Default Obligation (to be applied first to interest at the Default Rate and then to principal) until the Bank Default Obligation has been repaid in full (whether by such application or by cure by the Defaulting
               Bank), whereupon such Bank shall no longer be a Defaulting Bank. Any interest collected from Borrower on account of principal advanced by any Bank(s) on behalf of a Defaulting Bank shall be paid to the Bank(s) who made such advance and shall be credited against the Defaulting Bank's obligation to pay interest on the amount advanced at the Default Rate. If no other Bank makes an advance a Defaulting Bank failed to fund, a portion of the indebtedness of Borrower to the Defaulting Bank equal to the Bank Default Obligation shall be subordinated to the indebtedness of Borrower to all other Banks and shall be paid only after the indebtedness of Borrower to all other Banks is paid. The provisions of this Section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary or (ii) any instruction of Borrower as to its desired application of payments.

               No Defaulting Bank shall have the right to vote on matters which are subject to the consent or approval of Required Banks or all Banks and while any Bank is a Defaulting Bank the requisite percentage of Banks which constitutes the Required Banks shall be calculated exclusive of the Percentage of the Defaulting Bank. The Agent shall be entitled to (i) withhold or set off, and to apply to the payment of the Bank Default Obligation any amounts to be paid to such Defaulting Bank under this Agreement, and (ii) bring an action or suit against such Defaulting Bank in a court of competent jurisdiction to recover the Bank Default Obligation and, to the extent such recovery would not fully compensate the Banks for the Defaulting Bank's breach of this Agreement, to collect damages. In addition, the Defaulting Bank shall indemnify, defend and hold Agent and each of the other Banks harmless from and against any and all claims, actions, liabilities, damages, costs and expenses (including attorneys' fees and expenses), plus interest thereon at the Default Rate, for funds advanced by Agent or any other Bank on account of the Defaulting Bank or any other damages such persons may sustain or incur by reason of or as a direct consequence of the Defaulting Bank's failure or refusal to abide by its obligations under this Agreement.

                      iii. At least five Business Days prior to the first date
               on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Note without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Note without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

               f.     Consents and Approvals.

                        i. Each of the following shall require the approval or
               consent of the Required Banks:

                        (1) Declaring the Note to be immediately due and payable
                following an Event of Default or any recession of any such acceleration;

                        (2) Approval of the exercise of rights and remedies
                under the Loan Documents following an Event of Default;

                        (3) Appointment of a successor Agent;

                        (4) Approval of Post-Default Plan (defined in Section
                21(g)(iv)); and

                        (5) Except as referred to in subsection (ii) below,
                approval of any amendment or modification of this Agreement or any of the other Loan Documents, or issuance of any waiver of any material provision of this Agreement or any of the other Loan Documents;

                ii. Each of the following shall require the approval or consent of all the Banks:

                        (1) Extension of the Maturity Date (beyond any extension
                permitted herein) or forgiveness of all or any portion of the principal amount of the Loan or any accrued interest thereon, or any other amendment of this Agreement or the other Loan Documents which would reduce the interest rate options or the rate at which fees are calculated or forgive any loan fee, or extend the time of payment of any principal, interest or fees;

                        (2) Reduction of the percentage specified in the
                definition of Required Banks;

                        (3) Increasing of the amount of the Loan or any Bank's
                Commitment;

                        (4) Release of any lien on any material collateral
                (except as Borrower is entitled to under the Loan Documents) or other release of Collateral; and

                        (5) Amendment of the provisions of this Article 21.

                iii. In addition to the required consents or approvals referred to in subsections (i) and (ii) above, the Agent may at any time request instructions from the Required Banks with respect to any actions or approvals which, by the terms of this Agreement or of any of the Loan Documents, the Agent is permitted or required to take or to grant without instructions from any Banks, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Banks. Without limiting the foregoing, no Bank shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Banks or, where applicable, all Banks. The Agent shall promptly notify each Bank at any time that the Required Banks have instructed the Agent to act or refrain from acting pursuant hereto.

                      iv. Each Bank authorizes and directs the Agent to enter into the Loan Documents other than this Agreement for the benefit of the Banks. Each Bank agrees that any action taken by the Agent at the direction or with the consent of the Required Banks in accordance with the provisions of this Agreement or any other Loan Document, and the exercise by the Agent at the direction or with the consent of the Required Banks of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Banks, except for actions specifically requiring the approval of all Banks. All communications from the Agent to the Banks requesting Banks' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Bank, (ii) shall be accompanied by a description of the matter or item as to which such determination, approval, consent or disapproval is requested, or shall advise each Bank where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Bank and to the extent not previously provided to such Bank, written materials and a summary of all oral information provided to the Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include the Agent's recommended course of action or determination in respect thereof. Each Bank shall reply promptly, but in any event within ten
        (10) Business Days after receipt of the request therefor from the Agent (the "Bank Reply Period"). Unless a Bank shall give written notice to the Agent that it objects to the recommendation or determination of the Agent (together with a written explanation of the reasons behind such objection) within the Bank Reply Period, such Bank shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Banks or all Banks, the Agent shall upon receiving the required approval or consent follow the course of action or determination recommended to the Banks by the Agent or such other course of action recommended by the Required Banks.

               g.     Agency Provisions Relating to Collateral.

                      i. The Agent is hereby authorized on behalf of all Banks, without the necessity of any notice to or further consent from any Bank, at any time and from time to time, to take any action with respect to any collateral for the Loan or any Loan Document which may be necessary to preserve and maintain such collateral or to perfect and maintain perfected the liens upon such collateral granted pursuant to this Agreement and the other Loan Documents.

                      ii. Except as provided in this Agreement, the Agent shall have no obligation whatsoever to any Bank or to any other person or entity to assure that any collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the liens granted herein or in any of the other Loan Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.

                      iii. Should the Agent commence any proceeding or in any way seek to enforce the Agent's or the Banks' rights or remedies under the Loan Documents, irrespective of whether as a result thereof the Agent shall acquire title to any collateral, each Bank, upon demand therefor from time to time, shall contribute its share (based on its Percentage) of the reasonable costs and/or expenses of any such enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower. Without limiting the generality of the foregoing, each Bank shall contribute its share (based on its Percentage) of all reasonable costs and expenses incurred by the Agent (including reasonable attorneys' fees and expenses) if the Agent employ counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any collateral for the Loan or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or lien on any collateral, or to enforce any rights of the Agent or the Banks or any of Borrower's or any other party's obligations under any of the Loan Documents, but not with respect to any dispute between any Agent and any other Bank(s). It is understood and agreed that in the event the Agent determines it is necessary to engage counsel for Lenders from and after the occurrence of a Default or Event of Default, said counsel shall be selected by the Agent and written notice of such selection, together with a copy of such counsel's engagement letter and fee estimate, shall be delivered to the Banks.

                      iv. In the event that all or any portion of the collateral for the Loan is acquired by the Agent as the result of the exercise of any remedies hereunder or under any other Loan Document, or is retained in satisfaction of all or any part of Borrower's obligations under the Loan Documents, title to any such collateral or any portion thereof shall be held in the name of the Agent or a nominee or subsidiary of Agent, as agent, for the ratable benefit of the Agent and the Banks. The Agent shall prepare a recommended course of action for such collateral (the "Post-Default Plan"), which shall be subject to the approval of the Required Banks. The Agent shall administer the collateral in accordance with the Post-Default Plan, and upon demand therefor from time to time, each Bank will contribute its share (based on its Percentage) of all reasonable costs and expenses incurred by the Agent pursuant to the Post-Default Plan, including without limitation, any operating losses and all necessary operating reserves. To the extent there is net operating income from such collateral, the Agent shall, in accordance with the Post-Default Plan, determine the amount and timing of distributions to Banks. All such distributions shall be made to Banks in accordance with their respective Percentages. In no event shall the provisions of this subsection or the Post-Default Plan require the Agent or any Bank to take an action which would cause such Bank to be in violation of any applicable regulatory requirements.

               h. Bank Actions Against Borrower or the Collateral. Each Bank agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or any other person hereunder or under any other Loan Documents with respect to exercising claims against the Borrower or rights in any Collateral without the consent of the Required Banks. With respect to any action by the Agent to enforce the rights and remedies of the Agent and Banks with respect to the Borrower and any collateral in accordance with the terms of this Agreement, each Bank hereby consents to the jurisdiction of the court in which such action is maintained.

               i. Assignment and Participation. No Bank shall be permitted to assign or sell all or any portion of its rights and obligations under this Agreement to Borrower or any affiliate of Borrower.

               j. Ratable Sharing. Subject to Sections 21(d) and 21(e), Banks agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Loan, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Percentages, whether received by voluntary payment, by the exercise of the right of set-off or bankers' lien, by counterclaim or cross action or by the enforcement of any or all of the Loan Documents or any collateral and (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, set-off, bankers' lien or otherwise, receive payment of a proportion of the aggregate amount of the Loan held by it which is greater than its Percentage of the payments on account of the Loan, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such obligations owed to the others so that all such recoveries with respect to such obligations shall be applied ratably in accordance with their Percentages; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation.

               k. General Immunity. Neither Agent nor any of its directors, officers, agents or employees shall be liable to Borrower or any Bank for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. In the absence of gross negligence, the Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 21(e), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Bank to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

               l. No Responsibility for Loan, Recitals, etc. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any use of the Loan; (ii) the performance or observance of any of the covenants or agreements of any party to any Loan Document; (iii) the satisfaction of any condition specified in this Agreement, except receipt of items purporting to be the items required to be delivered to any Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith, provided that the foregoing shall not release Agent from liability for its gross negligence or willful misconduct.

               m. Action on Instructions of Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by all the Banks (or the Required Banks, if such action may be directed hereunder by the Required Banks), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of Banks. Each Bank, severally to the extent of its Percentage, hereby agrees to indemnify Agent against and hold it harmless from any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action, provided that the foregoing shall not release Agent from liability for its gross negligence or willful misconduct.

               n. Employment of Agents and Counsel. The Agent may undertake any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be liable to Banks, except as to money or securities received by them or their authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

               o. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be an employee of Agent, provided that the foregoing shall not release the Agent from liability for its gross negligence or willful misconduct. Any such counsel shall be deemed to be acting on behalf of Bank in assisting the Agent with respect to the Loan, but shall not be precluded from also representing Agent in any matter in which the interests of Agent and the other Banks may differ.

               p. Agent' Reimbursement and Indemnification. Banks agree to reimburse and indemnify Agent ratably (i) for any amounts (excluding principal and interest on the Loan and loan fees) not reimbursed by Borrower for which Agent is entitled to reimbursement under the Loan Documents, (ii) for any other expenses incurred by Agent on behalf of Bank, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower, (iii) for any expenses incurred by Agent on behalf of Bank which may be necessary or desirable to preserve and maintain collateral or to perfect and maintain perfected the liens upon the collateral granted pursuant to this Agreement and the other Loan Documents, if not paid by Borrower, (iv) for any amounts and other expenses incurred by Agent on behalf of Bank in connection with any default by any Bank hereunder or under the other Loan Documents, if not paid by such Bank, and (v) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Agent.

               q. Rights as a Bank. With respect to its Commitment, if any, Agent shall have the same rights, powers and obligations hereunder and under any other Loan Document as any Bank and may exercise such rights and powers as though it were not an Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Agent in its individual capacities. The Borrower and each Bank acknowledge and agree that Agent and/or its affiliates may accept deposits from, lend money to, hold other investments in, and generally engage in any kind of trust, debt, equity or other transaction or have other relationships, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower or any of its affiliates in which Borrower or such affiliate is not restricted hereby from engaging with any other person.

               r. Banks' Credit Decisions. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements and other information prepared by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

               s. Notice of Events of Default. Should Agent receive any written notice of the occurrence of a default or Event of Default, or should the Agent send Borrower a notice of Default or Event of Default, the Agent shall promptly furnish a copy thereof to each Bank.

               t.     Successor Agent.

                      i. Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty
        (30) days prior written notice to Banks and Borrower. Such resignation shall take effect on the date set forth in such notice or as otherwise provided below. Such resignation by Agent as agent shall not affect its obligations hereunder, if any, as a Bank.

                      ii. Upon resignation by the Agent, or any successor Agent, the Required Banks shall appoint a successor Agent with the consent of Borrower, which shall not be unreasonably withheld, conditioned or delayed (provided that no consent of Borrower shall be required if the successor Agent is also a Bank or if an Event of Default then exists). If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint a successor Agent with the consent of Borrower, which shall not be unreasonably withheld, conditioned or delayed (provided that no consent of Borrower shall be required if the successor Agent is also a Bank or if an Event of Default then exists). Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent and the Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents other than its liability, if any, for duties and obligations accrued prior to its retirement. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Article 21 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Loan Documents.

              SECOND NOTE AND DEED OF TRUST MODIFICATION AGREEMENT
                           (THE GENESEE COMPANY, LLC)


               THIS SECOND NOTE AND DEED OF TRUST MODIFICATION AGREEMENT (Agreement) is made as of this ____ day of September, 2001, between and among THE GENESEE COMPANY, LLC; KEYBANK NATIONAL ASSOCIATION, a national banking association, for itself and as Agent and COMPASS BANK ("Lenders").


                                    RECITALS

        A. WHEREAS, The Genesee Company, LLC, a Colorado limited liability company ("Borrower") and Lenders entered into that certain Senior Borrowing Base Revolving Line of Credit Agreement dated as of November 10, 2000 (such agreement, together with all amendments, modifications, extensions, replacements and substitutions thereto is hereinafter referred to as the "Loan Agreement"); and

        B. WHEREAS, Lenders have made available to Borrower a revolving line of credit in the Maximum Facility Amount of Fifty Million and No/100 Dollars ($50,000,000.00) (the "Loan") pursuant to the Loan Agreement; and

        C. WHEREAS, pursuant to the terms of the Loan Agreement, Borrower executed and delivered to Lenders certain instruments, security instruments and documents in connection with the Loan including, but not limited to, the following, all of which are dated the date of the Loan Agreement (all of which are collectively referred to as the "Loan Documents"):

        1.      The Loan Agreement;

        2. The Revolving Promissory Note to KeyBank National Association in the original principal amount of Thirty Five Million and No/100 Dollars ($35,000,000.00) (the "KeyBank Note") and the Revolving Promissory Note to Compass Bank in the original principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) (collectively the "Notes");

        3. The Deeds of Trust (the "Deeds of Trust") from Borrower in favor of Lenders encumbering certain real property and improvements in Adams, Boulder, Douglas, Jefferson and Larimer Counties, Colorado and Pima County, Arizona, recorded in the real estate records of such counties and states between October 16, 2000 and the date of this Agreement, which real property and improvements are more particularly described therein and are incorporated herein by this reference (the "Property");

        4. Security Agreements from Borrower in favor of Lenders pledging certain personal property as security for the Loan;

        5. Master Assignments of Leases, Rents and Profits from Borrower in favor of Lenders encumbering the Property;

        6. Master Assignment of Plans and Specifications, Architect's and Engineer's Agreements, and Construction Contracts from Borrower in favor of Lenders;

        7. Master Environmental and Hazardous Substance Indemnification Agreement from Borrower in favor of Lenders;

        8. UCC-1 Financing Statements executed by Borrower, as debtor, in favor of Lenders, as secured parties, as security for the Loan;

        9. Tri-Party Agreements executed by Borrower, Land Title Guaranty Company and Lenders pertaining to the Colorado Property and by Borrower, Fidelit National Title Agency, Inc. and Lenders pertaining to the Arizona Property (the "Tri-Party Agreements");

        10. Guaranty of the Obligations of Borrower's affiliates, the Genesee Communities II, IV, V, VI and VII, all of which are Colorado limited liability companies.

                Such other Loan Documents as were required by Lenders to evidence the Loan and to provide security for the repayment thereof.

        D. WHEREAS, as a condition to Lenders' obligations under the Loan Agreement, Fortress Group, Inc., a Delaware corporation, executed and delivered to Lenders a Maintenance and Subordination Agreement; and

        E. WHEREAS, Borrower has requested Lenders to increase the Maximum Facility Amount of the Loan from Fifty Million and No/100 Dollars
($50,000,000.00) to Fifty-Five Million and No/100 Dollars ($55,000,000.00) on a
one-time, temporary basis through the February 2, 2002 Maturity Date; and

        F. WHEREAS, Lenders have agreed to make the temporary increase in the Maximum Facility Amount of the Loan as requested by Borrower but only upon the following terms and conditions.

                                    AGREEMENT

        NOW THEREFORE, in consideration of the mutual promises, payments, extensions of credit, forbearances, and modifications contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Modification of KeyBank Note. The original KeyBank Note is hereby modified to provide as follows on a one-time, temporary basis through the February 2, 2002 Maturity Date:

                a. The principal amount of the KeyBank Note is hereby increased from Thirty Five Million and No/100 Dollars ($35,000,000.00) to the principal sum of the lesser of:

                        i.      Forty Million and No/100 Dollars
                ($40,000,000.00) or

                        ii. KeyBank's pro rata interest in the unpaid principal balance of the Senior Borrowing Base Revolving Line of Credit Facility as increased hereby;

                b. Borrower hereby agrees to and shall pay interest on the Outstanding Principal Balance on the KeyBank Note as modified herein at the Interest Rate in accordance with terms of the KeyBank Note and Loan Agreement through the February 2, 2002 Maturity Date at which time all principal and accrued interest shall be due and payable in full.

        2.      Modification of Loan Agreement. All references to the KeyBank
Note in the Loan Agreement shall be deemed to refer to the original KeyBank Note as modified by this Agreement. In addition, the following terms and conditions of the Loan Agreement are hereby modified to provide as follows:

                a. The references to Fifty Million and No/100ths Dollars ($50,000,000.00) shall be changed to Fifty-Five Million and No/100ths Dollars ($55,000,000.00).

                b. Paragraph 10 (b) shall be modified to provide that Borrower and all Subsidiary Borrowers shall not construct, maintain or hold in inventory Finished Lots comprising more than Twenty-Two Million and No/100 Dollars ($22,000,000.00) in the aggregate of the Borrowing Base.

                c.      Paragraph 14(a) shall be modified to provide as follows:


                 (a) Minimum Tangible Net Worth. Borrower shall maintain a Minimum Tangible Net Worth of at least $28,000,000.00 as of November 1, 2001, and at all times during the Term of the Revolving Line of Credit, tested monthly. Any loans or advances from Borrower to Fortress or its subsidiaries shall be debited against Borrower's Tangible Net Worth in calculating Borrower's compliance with this Section.

        3. Modification of Loan Documents. All references to the KeyBank Note and the Loan Agreement in the Loan Documents shall be deemed to refer to the KeyBank Note and the Loan Agreement as modified by this Agreement.

        4. Reaffirmation of Guaranties. Borrower hereby reaffirms, ratifies and agrees to absolutely and unconditionally guaranty the payment and performance of all of the present and future indebtedness, liabilities and obligations to Lenders of any kind of Genesee Communities, II, IV, V, VI and VII all of which are Colorado limited liability companies for which Borrower has executed its guaranty of payment and performance as set forth in the Loan Documents.

        5. Conditions Precedent to Closing. Lenders shall receive and approve all of the following documents and be satisfied, as applicable, as to each of the following conditions precedent to the closing of this Agreement:

                a. Borrower shall have a Minimum Tangible Net Worth of at least $25,000,000.00 at closing of this Agreement calculated in accordance with Paragraph 14(a) of the Loan Agreement.

                b. All covenants, warranties, representations and conditions of the Loan Documents remain in full force and effect and no uncured Event of Default thereunder exists as of the date of this Agreement.

                c. The condition of title in and to all real and personal property Collateral securing the Loan has not been materially, adversely affected during the period November 10, 2000 through the date of this Agreement.

                d. The financial conditions of Borrower, of Genesee Communities II, IV, V, VI and VII LLC, and of the Fortress Group, Inc. have not been materially, adversely affected during the period November 10, 2000 through the date of this Agreement.

                e. The Maintenance and Subordination Agreement between the Fortress Group, Inc. and KeyBank National Association has been continued and extended to include the Loan as modified herein.

                f. Borrower shall provide opinions of Borrower's and Fortress' counsel in form and substance satisfactory to Lender opining as to such matters as Lender may require including but not limited to the fact that this Agreement will not constitute an Event of Default under existing agreements, restrictions of Borrower or Fortress or the Senior Debenture.

        6. Additional Provisions. At the closing of this Agreement, Borrower shall:

                a. Deliver to Lenders an endorsement to Lenders' existing title insurance policies in form and substance satisfactory to Lenders, insuring the continuing validity and first priority of the Loan Documents, as modified herein, following the recording of this Agreement (subject only to the matters set forth on Schedule B of said policies and approved by Lenders), confirming all previous endorsements thereto, and extending the coverage of said policy to the modified Maximum Facility Amount of the Loan as provided herein.

                b. Pay to Lenders all of Lenders' attorneys' fees and all other out-of-pocket costs, fees and expenses incurred by or on behalf of Lenders for recording expenses, title insurance premiums and all other costs incurred in connection with the preparation and execution of this Agreement, and all other documents necessary and required to effectuate the provisions hereof.

                c. Pay to KeyBank National Association a .125% Facility Fee on the Five Million and No/100 Dollars ($5,000,000.00) temporary increase of $6,250.00 plus an arrangement fee of $3,000.00; and

        7. Defined Terms. Unless otherwise defined herein all capitalized terms shall have the meanings given to them in the Loan Agreement and the Loan Documents.

        8. Release. Borrower hereby releases and forever discharges Lenders, their affiliates, directors, officers, agents, employees, and attorneys of and from any and all liability, suits, damages, claims, counterclaims, demands, reckonings, and causes of action, known and unknown, whether arising in law or in equity, which Borrower had, now has, or may have in the future against Lenders by reason of any acts, omissions, cause or thing, arising out of or in any way related to the Loan Documents or this Agreement existing or accrued as of the date of this Agreement.

        9. Further Assurances. Borrower shall execute such amendments and modifications to the Loan Documents as Lenders shall require to evidence and reflect the terms of this Agreement. Borrower shall, upon Lenders' request, immediately provide Lenders with such resolutions, Loan Agreements, Notes, Security Agreements, UCC filings, Certificates of Title documents, Deeds of Trust, Guaranties, Opinion Letters, and other documents, and shall take all other actions reasonably requested by Lenders to evidence its indebtedness, liabilities and obligations to Lenders hereunder, and to grant Lenders with a continued lien and security interest in the Collateral in the identical priority and under the same terms and conditions as are set forth in the Loan Documents and in this Agreement.

        10. Reservation of Rights. Nothing in this Agreement shall be construed as a waiver by Lenders of any Event of Default or impair any of Lenders' rights in any of their Collateral which shall accrue upon any default subsequent to this Agreement.

        11.     Miscellaneous.

                a. No maker, endorser, or guarantor of the Notes, the Guaranty or of the Loan Documents shall be released by execution and delivery of this Agreement.

                b. Except as modified herein, all terms, covenants, provisions, warranties and conditions of the Notes, Loan Documents, the Guaranty and this Agreement shall remain in full force and effect and be enforceable in accordance with their terms. Borrower hereby represents and warrants to Lenders that all of the representations contained in any of the Loan Documents are true and correct as of the date hereof. Borrower hereby acknowledges and agrees that no defenses exist as against the obligations to Lenders under the Notes, Loan Documents, the Guaranty or in this Agreement as of the date of this Agreement.

                c. This Agreement and all other instruments, documents and agreements executed and delivered in connection with this Agreement embody the final, entire agreement among the parties hereto, and supercede any and all prior commitments, agreements, and representations and understandings, whether written or oral, relating to this Agreement, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties. This Agreement may only be modified or amended in a writing signed by Borrower and Lenders.

                d. The parties hereto consent to the jurisdiction and venue of the United States District Court for the District of Colorado or the District Court for the City and County of Denver, Colorado, in the event of any litigation pertaining to this Agreement.

                e. This Agreement shall be construed and governed by the laws of the State of Colorado.

        12. Binding Effect. This Agreement shall be binding upon Borrower, its successors and assigns, and shall of which taken together shall constitute one and the same instrument.

        13. Counterparts. This Agreement may er executed in any number of counterparts, each of which shall be deemed an original and all of which taken togther shall be deemed an original and all of which taken together shall constitute one and the same instrument.

        14. WAIVER OF JURY TRIAL. BORROWER AND LENDERS WAIVE THEIR RESPECTIVE RIGHTS TO DEMAND A JURY TRIAL IN THE EVENT OF ANY LITIGATION PERTAINING TO THE NEGOTIATION, EXECUTION, AND DELIVERY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, THE ENFORCEMENT OF ANY OBLIGATION, RIGHT, OR REMEDY DESCRIBED THEREIN, OR ANY CLAIM, DEFENSE, SETOFF, OR COUNTERCLAIM IN CONNECTION THEREWITH.

                Executed as of the date first above written.

                                    BORROWER:

                                    THE GENESEE COMPANY, LLC, a
                                    Colorado limited liability company


                                    By:
                                        ---------------------------
                                    Title:
                                           ---------------------------

                                    LENDERS:

                                    KEYBANK NATIONAL ASSOCIATION

                                    By:
                                        ---------------------------

                                    Title:
                                           ---------------------------


                                    COMPASS BANK

                                    By:
                                          ---------------------------
                                            Johanna Duke Paley
                                            Senior Vice President

STATE OF COLORADO                )
       CITY AND                  ) ss
COUNTY OF DENVER                 )

               The foregoing instrument was acknowledged before me this_____ day of September, 2001, by __________________ as Managing Member of The Genesee Company, LLC, a Colorado limited liability company, on behalf of the company.

               Witness my hand and official seal.


SEAL

My commission expires:

-----------------------                  ---------------------------
                                         Notary Public


STATE OF COLORADO                )
       CITY AND                  ) ss
COUNTY OF DENVER                 )

               The foregoing instrument was acknowledged before me this _______ day of September, 2001, by ______________ , as _____________________ of
KeyBank National Association, a national banking association, on behalf of the association.

               Witness my hand and official seal.


SEAL

My commission expires

-----------------------                  ---------------------------
                                         Notary Public



STATE OF ALABAMA
                                 )
                                 ) ss

COUNTY OF JEFFERSON              )




                 The foregoing instrument was acknowledged before me this _____ day of September, 2001, by Johanna Duke Paley, as Senior Vice President of Compass Bank, an Alabama banking corporation, on behalf of the corporation.

                 Witness my hand and official seal.

SEAL

My commission expires:

-----------------------                  ---------------------------
                                         Notary Public



STATE OF ALABAMA             )
) ss.
COUNTY OF JEFFERSON          )

        The foregoing instrument was acknowledged before me this _____ day of September, 2001, by Johanna Duke Paley, as Senior Vice President of Compass Bank, an Alabama banking corporation, on behalf of the corporation.

        Witness my hand and official seal.

        SEAL

Notary Public

        My commission expires:

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